Exhibit 10.67

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [*****] INDICATES THAT INFORMATION HAS BEEN OMITTED.

LICENSE AGREEMENT

CONFIDENTIAL

LICENSE AGREEMENT

by and between

PFIZER INC.

and

THERAVANCE BIOPHARMA IRELAND LIMITED

December 21, 2019

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

TABLE OF CONTENTS

1.	DEFINITIONS		1

2.	LICENSE GRANTS, EXCLUSIVITY AND TECHNOLOGY TRANSFER.		11
	2.1.	Exclusive License from Theravance to Pfizer	11
	2.2.	Unblocking License from Theravance to Pfizer	12
	2.3.	Pfizer Sublicensees	12
	2.4.	Outside Option Indication	12
	2.5	No Implied Rights	12
	2.6	Initial Data Transfer	12
	2.7	Samples of Tangible Materials	12
	2.8	[*****]	13

3.	PAYMENTS BY PFIZER TO theravance.		13
	3.1.	Up-Front Payment	13
	3.2.	Development Payments	13
	3.3.	Sales Milestone Payments	13
	3.4.	Royalty Payments	14
	3.5.	Diagnostic Products	15
	3.6.	Reports and Payments	15

4.	PRODUCT DEVELOPMENT AND COMMERCIALIZATION.		17
	4.1	General	17
	4.2	Diligence	17
	4.3	Regulatory Matters	18
	4.4	Commercialization Activities	19
	4.5	Manufacturing	19
	4.6	Progress Reporting	19
	4.7	Other Pfizer Programs	19

5.	INTELLECTUAL PROPERTY.		20
	5.1	Ownership of Intellectual Property	20
	5.2	Patent Rights.	20

6.	CONFIDENTIALITY.		25
	6.1	Confidentiality	25
	6.2	Authorized Disclosure	25

i

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

	6.3	SEC Filings and Other Disclosures	26
	6.4.	Public Announcements; Publications	26
	6.5	Obligations in Connection with Change of Control	27
	6.6.	[*****]	27

7.	REPRESENTATIONS AND WARRANTIES.		27
	7.1	Mutual Representations and Warranties	27
	7.2	Mutual Covenants	28
	7.3	Representations and Warranties of Theravance	28
	7.4	Accuracy of Representations and Warranties	30
	7.5	Theravance Covenants	30
	7.6	Pfizer Covenants	31
	7.7	Representation by Legal Counsel	32
	7.8	Disclaimer	32

8.	GOVERNMENT APPROVALS; TERM AND TERMINATION.		32
	8.1	Government Approvals	32
	8.2	Term	32
	8.3	Termination by Theravance	33
	8.4	Termination by Pfizer	33
	8.5.	Termination for Compliance with the Law-related Breach	33
	8.6	Effects of Termination	34
	8.7	Provision for Insolvency	36

9.	LIMITATION ON LIABILITY, INDEMNIFICATION AND INSURANCE.		36
	9.1	[*****]	36
	9.2	Indemnification by Pfizer	37
	9.3	Indemnification by Theravance	37
	9.4	Procedure	37
	9.5	Insurance	38

10.	MISCELLANEOUS.		38
	10.1	Assignment	38
	10.2	Change of Control of Theravance	38
	10.3	Force Majeure	38
	10.4	Interpretation	39
	10.5	Notices	39

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

10.6	Amendment	40
10.7	Waiver	40
10.8	Severability	40
10.9	Descriptive Headings	40
10.10	Global Trade Control Laws	41
10.11	Dispute Resolution	41
10.12	Governing Law	42
10.13	Consent to Jurisdiction and Venue	42
10.14	Entire Agreement	42
10.15	Independent Contractors	42
10.16	Counterparts	43
10.17	No Third Party Rights or Obligations	43
10.18	No Jury Trial.	43

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

EXHIBITS

Exhibit A	Pfizer’s Anti-Bribery and Anti-Corruption Practices

SCHEDULES

Schedule 1.14	Compounds
Schedule 2.6	Technology Transfer
Schedule 3.4.1	Marginal Royalty Rate Calculation Example
Schedule 6.4.1	Theravance Press Release
Schedule 7.3.3	Theravance Patent Rights Existing as of the Effective Date

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is entered into as of December 21, 2019 (the “Effective Date”), by and between Pfizer Inc. a corporation organized and existing under the laws of Delaware and having a principal place of business at 235 East 42nd Street, New York, New York 10017 (“Pfizer”) and Theravance Biopharma Ireland Limited, a company organized and existing under the laws of Ireland and having a principal place of business at Connaugh House, 1 Burlington Road, Dublin DO4 C5Y6, Ireland (“Theravance”). Pfizer and Theravance may each be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Theravance solely owns certain patents, patent applications, technology, know-how, scientific and technical information and other proprietary rights and information relating to the identification, research and development of Compounds and Products (as defined below);

WHEREAS, Pfizer has extensive experience and expertise in the development and commercialization of pharmaceutical and biopharmaceutical products; and

WHEREAS, subject to the terms of this Agreement, Theravance wishes to grant to Pfizer, and Pfizer wishes to receive from Theravance, an exclusive license in the Field (as defined below) in the Territory (as defined below) under Theravance’s patents, patent applications, technology, know-how, scientific and technical information and other proprietary rights and information relating to Compounds and Products to use, research, develop, manufacture, commercialize and otherwise exploit Compounds and Products.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.          DEFINITIONS

As used in this Agreement, the following terms will have the meanings set forth below:

1.1.       “Acquiring Entity” means a Third Party that merges or consolidates with or acquires a Party, or to which a Party transfers all or substantially all of its assets to which this Agreement pertains in a Change of Control transaction.

1.2.       “Affiliate” means any entity directly or indirectly controlled by, controlling, or under common control with, a Person, but only for so long as such control continues.  For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means (a) possession, direct or indirect, of the power to direct or cause direction of the management or policies of an entity (whether through ownership of securities or other ownership interests, by contract or otherwise), or (b) beneficial ownership of more than 50% (or the maximum ownership interest permitted by applicable Law) of the voting securities or other ownership or general partnership interest (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of an entity; provided, however, that where an entity owns a majority of the voting power necessary to elect a majority of the board of directors or other governing board of another entity, but is restricted from electing such majority by contract or otherwise, such entity will not be considered to be in control of such other entity until such time as such restrictions are no longer in effect.

1.3.       “Bankruptcy Code” means Title 11 of the United States Code, as amended.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

1.4.       “Binding Obligation” means, with respect to a Party (a) any oral or written agreement or arrangement that binds such Party, including any assignment, license agreement, loan agreement, guaranty, or financing agreement, (b) the provisions of such Party’s charter, bylaws or other organizational documents or (c) any order, writ, injunction, decree or judgment of any court or Governmental Authority entered against such Party or by which any of such Party’s operations or property are bound.

1.5.       “Business Day” means a day other than a Saturday, Sunday or bank or other public holiday in New York, New York, USA, or Dublin, Ireland.

1.6.       “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.7.       “Calendar Year” means any twelve (12) month period beginning on January 1 and ending on the next subsequent December 31.

1.8.       “Change of Control” means, with respect to a Party (a) the acquisition of beneficial ownership, directly or indirectly, by any Person (other than such Party or an Affiliate of such Party, and other than by virtue of obtaining irrevocable proxies) of securities or other voting interest of such Party representing a majority or more of the combined voting power of such Party’s then outstanding securities or other voting interests, (b) any merger, reorganization, consolidation or business combination involving such Party with a Third Party that results in the holders of beneficial ownership (other than by virtue of obtaining irrevocable proxies) of the voting securities or other voting interests of such Party (or, if applicable, the ultimate parent of such Party) immediately prior to such merger, reorganization, consolidation or business combination ceasing to hold beneficial ownership of at least 50% of the combined voting power of the surviving entity immediately after such merger, reorganization, consolidation or business combination, (c) any sale, lease, exchange, contribution or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of such Party to which this Agreement relates, other than a sale or disposition of such assets to an Affiliate of such Party, or (d) the approval of any plan or proposal for the liquidation or dissolution of such Party (other than in circumstances where such Party is deemed a Debtor pursuant to Section 8.7).

1.9.       “Clinical Trial” means a human clinical study conducted on human subjects that is designed to (a) establish that a pharmaceutical product is reasonably safe for continued testing, (b) investigate the safety and efficacy of the pharmaceutical product for its intended use, or to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed or (c) support Regulatory Approval of such pharmaceutical product or label expansion of such pharmaceutical product.

1.10.     “Combination Product” means a Product containing a Compound and one or more other therapeutically active ingredients.

1.11.     “Commercialize” or “Commercializing” means to (a) market, promote, distribute, offer for sale, sell, have sold, import, have imported, export, have exported or otherwise commercialize a compound or product and (b) conduct discovery, pre-clinical, research or other Development activities with respect to a compound or product after such compound or product has received Regulatory Approval.  When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

1.12.     “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective, those reasonable, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective [*****]. With respect to any efforts relating to the Development, Regulatory Approval or Commercialization of a Compound or Product by a

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

Party, generally or with respect to any particular country in the Territory, a Party will be deemed to have exercised Commercially Reasonable Efforts if such Party has exercised those efforts normally used by such Party, in the relevant country, with respect to a compound or protein, product or product candidate, as applicable, (a) which is of similar market potential in such country, and (b) which is at a similar stage in its development or product life cycle, as any Compound or Product, in each case, taking into account all Relevant Factors in effect at the time such efforts are to be expended. Further, to the extent that Pfizer’s performance of its obligations hereunder is adversely affected by Theravance’s failure to deliver the licenses granted under Sections 2.1 or 2.2 or perform its obligations under Sections 2.6 and 2.7 of this Agreement, the impact of such failure will be taken into account in determining whether Pfizer has used its Commercially Reasonable Efforts to perform any such affected obligations.

1.13.     “Compliance” means the adherence by the Parties in all material respects to all applicable Laws and Party Specific Regulations, in each case with respect to the activities to be conducted under this Agreement.

1.14.     “Compound” means Theravance’s lead topical soft JAK inhibitor, [*****],  the additional compounds [*****],  and all other back-up compounds [*****] as of the Effective Date, including, in each case, any and all polymorphs, salts, esters, hydrates, solvates, enantiomers, free acid forms, free base forms, prodrug forms, crystalline forms, co-crystalline forms, amorphous forms, racemates, chelates, stereoisomers, tautomers and all optically active forms thereof.

1.15.     “Confidential Information” means, with respect to each Party, all [*****] Know-How or other information, including proprietary information and materials (whether or not patentable) regarding or embodying such Party’s or its Representatives’ technology, products, business information or objectives, that is communicated by or on behalf of the Disclosing Party to the Receiving Party or its permitted recipients, on or after the Effective Date [*****].  Confidential Information does not include any Know-How or other information that (a) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by or on behalf of the Disclosing Party, (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party, (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement, (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no direct or indirect obligation to the Disclosing Party not to disclose such information to the Receiving Party or (e) was independently discovered or developed by or on behalf of the Receiving Party without the use of or reference to any Confidential Information belonging to the Disclosing Party. The terms and conditions of this Agreement will be considered Confidential Information of both Parties.

1.16.     “Control” or “Controlled” means with respect to any Intellectual Property Right or material (including any Patent Right, Know-How or other data, information or material), the ability (whether by sole, joint or other ownership interest, license or otherwise, other than pursuant to this Agreement) to, without violating the terms of any agreement with a Third Party, grant a license or sublicense or provide or provide access or other right in, to or under such Intellectual Property Right or material. Notwithstanding anything to the contrary in this Agreement, the following shall not be deemed to be Controlled by Theravance: (i) any material, Know-How or Intellectual Property Right owned or licensed by any Acquiring Entity immediately prior to the effective date of Change of Control making such Third Party an Acquiring Entity, and (ii) any material, Know-How or Intellectual Property Right that any Acquiring Entity subsequently develops without accessing or practicing the Theravance Technology.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

1.17.     “Copyright” means any copyright Controlled by Pfizer, which copyright pertains to the promotional materials and literature utilized by Pfizer in connection with the Commercialization of Products in the Territory.

1.18.     “Cover” means, with respect to a given Compound or Product and Patent Right, that a Valid Claim of such Patent Right would, absent a license thereunder or ownership thereof, be infringed by the manufacture, sale, offer for sale, use or importation of such Compound or Product.

1.19.     “Develop” or “Developing” means to discover, research or otherwise develop a process, compound or product, including conducting non-clinical and clinical research and development activities prior to Regulatory Approval. When used as a noun, “Development” means any and all activities involved in Developing.

1.20.     “Development Event” means each Development event listed in the table that appears in Section 3.2.

1.21.     “Dollar” means U.S. dollar, and “$” shall be interpreted accordingly.

1.22.     “EMA” means the European Medicines Agency or any successor agency thereto.

1.23.     “Exploit” means to Develop, Manufacture, Commercialize, use or otherwise exploit. Cognates of the word “Exploit” will have correlative meanings.

1.24.     “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.

1.25.     “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.26.     “Field” means [*****] therapeutic, diagnostic and prophylactic human and veterinary use including [*****] topical delivery for dermatological conditions [*****] excluding [*****].

1.27.     “First Commercial Sale” means, with respect to any Product and with respect to any country of the Territory, the first sale of such Product by Pfizer or an Affiliate or Sublicensee of Pfizer to a Third Party in such country after receiving approval of an NDA (and any Pricing Approvals necessary to make such sale) for such Product in an indication in the Field from the appropriate Regulatory Authority for such indication in such country.

1.28.     “GAAP” means United States generally accepted accounting principles, consistently applied.

1.29.     [*****]

1.30.     “Generic Product” means with respect to a Product, any pharmaceutical product that (a) is sold by a Third Party that is not an Affiliate or Sublicensee of Pfizer under a marketing authorization granted by a Regulatory Authority to a Third Party, (b) contains the same Compound as such Product and (c) for purposes of the United States, is approved in reliance on a prior Regulatory Approval of a Product granted to Pfizer or a Pfizer Affiliate or Sublicensee by the FDA pursuant to Section 505(j) of the FD&C Act (or successor thereto) or, for purposes of a country outside the United States, is approved in reliance on a prior Regulatory Approval of a Product granted to Pfizer or a Pfizer Affiliate or Sublicensee by the applicable Regulatory Authority pursuant to a similar abbreviated process for therapeutically equivalent products. A

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

product shall not be considered to be a Generic Product if (a) Pfizer or any of its Affiliates or Sublicensees is or was involved in, or granted such Third Party rights with respect to, the development or commercialization of such product, or (b) such product is commercialized by any Third Party who obtained such product in a chain of distribution that included Pfizer or any of its Affiliates or any Sublicensee engaged or entrusted by Pfizer or its Affiliates to (directly or indirectly) sell such product.

1.31.     [*****]

1.32.     “Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.

1.33.     “Government Official”, to be broadly interpreted, means (a) any elected or appointed government official (e.g., a member of a ministry of health), (b) any employee or person acting for or on behalf of a government official, Governmental Authority, or other enterprise performing a governmental function, (c) any political party, candidate for public office, officer, employee, or person acting for or on behalf of a political party or candidate for public office, and (d) any employee or person acting for or on behalf of a public international organization (e.g., the United Nations).  For clarity, healthcare providers employed by government-owned hospitals will be considered Government Officials.

1.34.     “Intellectual Property Rights” means any and all (a) Patent Rights, (b) proprietary rights in Know-How, including trade secret rights, (c) proprietary rights associated with works of authorship and software, including copyrights, moral rights, and copyrightable works, and all applications, registrations, and renewals relating thereto, and derivative works thereof, and (d) other forms of proprietary or intellectual property rights however denominated throughout the world, other than trademarks, service marks, trade names, domain names and other indicators of origin.

1.35.     “Know-How” means any proprietary invention, discovery, development, data, information, process, method, technique, material (including any chemical or biological material), technology, result, cell line, cell, antibody or other protein, compound, probe, nucleic acid (including RNAi) or other sequences or other know-how, whether or not patentable, and any physical embodiments of any of the foregoing.

1.36.     “Law” means any law, statute, rule, regulation, order, judgment or ordinance of any Governmental Authority.

1.37.     “Major Market Country” means any of the [*****].

1.38.     “Manufacture” or “Manufacturing” means to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship or store, and for the purposes of further Manufacturing, distribute, import or export, a compound or product or any component thereof. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing a compound or protein, device or product or any component thereof.

1.39.     “NDA” means a New Drug Application submitted to the FDA in the United States in accordance with the FD&C Act with respect to a pharmaceutical product or any analogous application or submission with any Regulatory Authority outside of the United States.

1.40.     “Net Sales”  shall mean the gross amounts invoiced (not including value added taxes, sales taxes, or similar taxes) for sales of Product sold by Pfizer or its Affiliates or Sublicensees of such Product to the first Third Party after deducting, for such Product: bad debts related to such Product, sales returns and allowances actually paid, granted or accrued, including trade, quantity and cash discounts and any other

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

adjustments, including those granted on account of price adjustments, rejected goods, returns, rebates, chargeback rebates, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers, chain pharmacies, mass merchandisers, staff model HMO’s, pharmacy benefit managers or other institutions, customs or excise duties, sales tax, consumption tax, value added tax, and other taxes (except income taxes and all to the extent paid by Pfizer and non-refundable in accordance with Applicable Law) or duties relating to sales, compulsory or negotiated payments and cash rebates or other expenditures to the United States government, any state government or any foreign government, or to any other Governmental Authority, or with respect to any government-subsidized program or managed care organization, deductions for health care reform fees and similar deductions to gross invoice price of Product imposed by Regulatory Authorities or other governmental entities, and freight and insurance (to the extent that Pfizer, its Affiliates or its Sublicensees bear the cost of freight and insurance for the Product), provided that in each case that the amounts are, where applicable, separately charged on the relevant invoice and that such deductions do not exceed reasonable and customary amounts in the market in which such sales occurred.  For clarity, no individual deduction may be taken more than once.

In the case of any sales of a Product between or among Pfizer, its Affiliates and Sublicensees for resale, Net Sales shall be calculated as above only on the value charged or invoiced on the first sale thereafter to a Third Party.  In the event that Pfizer, its Affiliates or Sublicensees receives any further revenue from the relevant transferee of Product based on such transferee’s resale or use of the relevant Product, any such amount received shall also be deemed part of Net Sales of such Product. Net Sales shall be determined from books and records maintained in accordance with GAAP, as consistently applied by Pfizer with respect to sales of the Product.

The deductions set forth above will also be applied in calculating Net Sales for a Combination Product.  If a Product is sold as part of a Combination Product in any country in any Pfizer Quarter, the Net Sales of the Product shall be determined by multiplying the Net Sales of the Combination Product by the fraction, A/(A+B), where: A is the weighted (by sales volume) average sale price in such country in such Pfizer Quarter of the Product when sold separately in finished form, and B is the aggregate weighted average sale price in such country in such Pfizer Quarter of the other pharmaceutically active product(s) included in the Combination Product when sold separately in finished form.  If the Product is sold as part of a Combination Product and is sold separately in finished form, but the other pharmaceutically active product included in the Combination Product is not sold separately in finished form, the Net Sales of the Product shall be determined by multiplying the Net Sales of the Combination Product by the fraction A/C where: A is the weighted (by sales volume) average sale price in such country in such Pfizer Quarter of the Product contained in such Combination Product when sold separately in finished form, and C is the weighted (by sales volume) average sale price in such country in such Pfizer Quarter of the Combination Product.  If the Product is sold as part of a Combination Product and is not sold separately in finished form, but the other pharmaceutically active product(s) included in the Combination Product are sold separately in finished form, the Net Sales of the Product shall be determined by multiplying the Net Sales of the Combination Product by the fraction (C-B)/C where: B is the weighted (by sales volume) average sale price in such country in such Pfizer Quarter of the other product(s) included in such Combination Product when sold separately, and C is the weighted (by sales volume) average sale price in such country in such Pfizer Quarter of the Combination Product. In the event that such average sale price cannot be determined for both the Product and the other therapeutically active ingredient(s) included in the Combination Product as set forth above, Net Sales for purposes of determining royalty payments shall be agreed by the Parties in writing based on the relative fair market value contributed by each component, such agreement not to be unreasonably withheld or delayed.

1.41.     “[*****]

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

1.42.     “Outside Indication” means an indication outside the Field.

1.43.     “Party Specific Regulations” means all non-monetary judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s activities contemplated by this Agreement.

1.44.     “Patent Rights” means any and all (a) issued patents, (b) pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patents granted thereon, (c) patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, (e) other forms of government-issued rights substantially similar to any of the foregoing and (f) United States and foreign counterparts of any of the foregoing.

1.45.     “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

1.46.     “Pfizer Diligence Obligations” means Pfizer’s Development and Regulatory Approval diligence obligations under Section 4.2.1 and Pfizer’s Commercialization diligence obligations under Section 4.2.2.

1.47.     “Pfizer Know-How” means any Know-How that (i) is Controlled by Pfizer or any of its Affiliates or Sublicensees as of the Effective Date or that comes into the Control of Pfizer or any of its Affiliates or Sublicensees during the Term (other than through the grant of a license by Theravance) and (ii) relates to one or more Compounds or Products or the Development, Manufacture, Commercialization, use or Exploitation of any of the foregoing.

1.48.     “Pfizer Patent Right” means any Patent Right that (i) is Controlled by Pfizer or any of its Affiliates or Sublicensees as of the Effective Date or that comes into the Control of Pfizer or any of its Affiliates or Sublicensees during the Term (other than through the grant of a license by Theravance) and (ii) claims any (w) Compound or Product (including the composition of matter thereof), (x) method of making any Compound or Product, (y) methods of using any Compound or Product or (z) Pfizer Know-How.

1.49.     “Pfizer Quarter” means each of the four (4) thirteen (13) week periods (a) with respect to the United States, commencing on January 1 of any Pfizer Year and (b) with respect to any country in the Territory other than the United States, commencing on December 1 of any Pfizer Year.

1.50.     “Pfizer Technology” means the Pfizer Patent Rights and Pfizer Know-How.

1.51.     “Pfizer Year” means the twelve-month fiscal periods observed by Pfizer (a) commencing on January 1 with respect to the United States and (b) commencing on December 1 with respect to any country in the Territory other than the United States.

1.52.     “Phase I Clinical Trial” means a human Clinical Trial (whether a Phase Ia or a Phase Ib trial) that generally provides for the first introduction into humans of a pharmaceutical product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

pharmacology of such product, in a manner that is generally consistent with 21 C.F.R. §312.21(a), as amended (or its successor regulation),  or an equivalent clinical study required by a Regulatory Authority outside of the United States;  provided however, a Phase I Clinical Trial does not include any study generally characterized by the FDA as an “exploratory IND study” in CDER’s Guidance for Industry, Investigators and Reviewers Exploratory IND Studies, January 2006, irrespective of whether or not such study is actually performed in the United States or under an IND.

1.53.     “Phase II Clinical Trial” means a human Clinical Trial (whether a Phase IIa or a Phase IIb) designed to enroll 20 or more human subjects, the principal purpose of which is to make a preliminary determination as to whether a pharmaceutical product is safe for its intended use and to obtain sufficient information about such product’s efficacy, in a manner that is generally consistent with §312.21(b), as amended (or its successor regulation), to permit the design of further Clinical Trials,  or an equivalent clinical study required by a Regulatory Authority outside of the United States.

1.54.     “Phase III Clinical Trial” means a pivotal  human Clinical Trial with a defined dose or a set of defined doses of a pharmaceutical product designed to ascertain efficacy and safety of such product, in a manner that is generally consistent with 21 C.F.R. § 312.21(c), as amended (or its successor regulation), for the purpose of enabling the preparation and submission of an NDA, or an equivalent clinical study required by a Regulatory Authority outside the United States.

1.55.     “Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).

1.56.     “Product” means any pharmaceutical product in a formulation suitable for administration to patients which contains one or more Compounds as an active ingredient,  but excludes any product that includes one or more compounds or products owned or controlled by Theravance that are not a Compound.

1.57.     “Regulatory Approval” means all technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of NDAs, supplements and amendments, pre- and post- approvals and labeling approvals) of any Regulatory Authority, necessary or useful for the use, Development, Manufacture, and Commercialization of a pharmaceutical or biopharmaceutical product in a regulatory jurisdiction, including commercially reasonable Price Approvals and commercially reasonable Third Party reimbursement approvals.

1.58.     “Regulatory Authority” means, with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing or sale of a pharmaceutical product (including any Product) including, to the extent required in such country, Price Approval, for pharmaceutical products in such country.

1.59.     “Regulatory Exclusivity” means, with respect to any country in the Territory, an additional market, data or other exclusivity, other than Patent Rights protection, granted by a Regulatory Authority in such country pursuant to which Pfizer or its Affiliates or Sublicensees have the exclusive right to market and sell a Product in such country or otherwise have the ability to exclude Third Parties from Commercializing a Product in such country.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

1.60.     “Relevant Factors” means [*****] relevant factors that may affect the Development, Regulatory Approval or Commercialization of a Compound or Product, [*****] (as applicable): actual and potential issues of safety, efficacy or stability; product profile (including product modality, category and mechanism of action); stage of development or life cycle status; actual and projected Development, Regulatory Approval, Manufacturing, and Commercialization costs; any issues regarding the ability to Manufacture or have Manufactured any Compound or Product; the likelihood of obtaining Regulatory Approvals (including satisfactory Price Approvals); the timing of such approvals; the current guidance and requirements for Regulatory Approval for the Product and similar products and the current and projected regulatory status; labeling or anticipated labeling; the then-current competitive environment and the likely competitive environment at the time of projected entry into the market; past performance of the Product or similar products; present and future market potential; the ability to obtain, due to factors beyond Pfizer’s reasonable control, adequate supply of any Compound or Product, or any component thereof, from any Third Party as may be required to Develop, secure Regulatory Approval for or Commercialize any Compound or Product; Patent Rights of a Third Party; existing or projected pricing, sales, reimbursement and profitability; pricing or reimbursement changes in relevant countries; proprietary position, strength and duration of patent protection and anticipated exclusivity; and other relevant scientific, technical, operational and commercial factors.

1.61.     “Representatives” means (a) with respect to Pfizer, Pfizer, its Affiliates, its Sublicensees and each of their respective officers, directors, employees, consultants, contractors and agents and (b) with respect to Theravance, Theravance, its Affiliates and each of their respective officers, directors, employees, consultants, contractors and agents.

1.62.     [*****]

1.63.     “Reversion Technology” means, as of the effective date of termination of this Agreement, any Pfizer Patent Rights and Pfizer Know-How Controlled by Pfizer or any of its Affiliates or Sublicensees, in each case, to the extent such Pfizer Patent Right or Pfizer Know-How is necessary to Develop, Commercialize or Manufacture any Product under Development or Commercialization by Pfizer under this Agreement at the time of termination, in the form in which such Product then exists. For clarity, Reversion Technology does not include any Pfizer compound or product that is contained in a Combination Product.

1.64.     “Royalty Term” means, with respect to any particular Product in any particular country in the Territory, the period of time from the First Commercial Sale of such Product in such country until [*****].

1.65.     “Sublicensee” means any Person to whom Pfizer grants or has granted, directly or indirectly, a sublicense of rights licensed by Theravance to Pfizer under this Agreement.

1.66.     “Territory” means worldwide.

1.67.     “Theravance Know-How” means any Know-How, other than Theravance Materials, that (a) is Controlled by Theravance or any of its Affiliates as of the Effective Date or during the Term (other than through the grant of a license by Pfizer), and (b) (i) relates to any Compound or Product and is necessary for the Development, Manufacture, Commercialization, use or Exploitation of any Compound or Product, or (ii) was as of the Effective Date or is during the Term used or created by Theravance or any of its Affiliates in the Exploitation of the Compounds or Products.

1.68.     “Theravance Materials” means any tangible materials (but not information about or contained in such materials) owned or Controlled by Theravance that embody the Theravance Technology.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

1.69.     “Theravance Patent Right” means any Patent Right that (a) is Controlled by Theravance or any of its Affiliates as of the Effective Date or during the Term (other than through the grant of a license by Pfizer) and (b) claims any (i) Compound or Product (including the composition of matter thereof), (ii) [*****], (iii) methods of using any Compound or Product, (iv) [*****], (v) composition [*****] containing any Compound, or (vi) any Product Developed by Theravance prior to the Effective Date or the use or Manufacture of such Product.  Theravance Patent Rights include the Patent Rights listed in Schedule 7.3.3  with respect to the patents and applications.

1.70.     “Theravance Technology” means the Theravance Patent Rights and Theravance Know-How.

1.71.     “Theravance Third Party Agreement” means any agreement between Theravance (or any of its Affiliates) and any Third Party (such Third Party, a “Third Party Licensor”) that grants Theravance or its Affiliate a license or otherwise transfers any right to practice under any Theravance Technology.

1.72.     “Third Party” means any Person other than Pfizer, Theravance or their respective Affiliates.

1.73.     “Trademark” means any trademark, trade name, product name, service mark, service name, program name, brand, domain name, trade dress, logo, design, slogan or other indicia of origin or ownership whether or not registered or unregistered, including the goodwill and activities associated with each of the foregoing.

1.74.     “Valid Claim” means, with respect to a particular country and Compound or Product, a claim of (a) an issued and unexpired Theravance Patent Right (including the term of any patent term extension, supplemental protection certificate, renewal or other extension) that (i) has not been held permanently revoked, unenforceable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal and (ii) has not been cancelled, withdrawn, abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (b) a bona fide claim of a pending patent application included within the Theravance Patent Rights that has not been (i) cancelled, withdrawn or abandoned without being refiled in another application in the applicable jurisdiction or (ii) finally rejected by an administrative agency action from which no appeal can be taken or that has not been appealed within the time allowed for appeal, provided that any claim in any patent application pending for more than [*****] shall not be considered a Valid Claim for purposes of the Agreement from and after such [*****] date unless and until a patent containing such claim issues from such patent application.

1.75.     The following terms are defined in the section of this Agreement listed opposite each term:

Defined Term	Section in Agreement

Additional Third-Party License	3.4.3(a)
Change of Control Party	6.5
Competing Company	10.1
Confidential Disclosure Agreements	10.14
Continuing Party	5.2.1(c)
Courts	10.13
Debtor	8.7.1
Declining Party	5.2.1(c)
Defending Party	5.2.7

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

Development Event	3.2
Development Payment	3.2
Diligence Issue	4.2.5
Disclosing Party	6.1
Global Trade Control Laws	10.10
HCPs	8.3.10
IND Notice	2.4
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
Joint Know-How	5.1.2
Joint Patent Rights	5.1.2
Liabilities	9.2
Licensed Activities	5.2.6(a)
Litigation Conditions	9.4.2
Marginal Royalty Rate	3.4.1
Non-Defending Party	5.2.7
Non-Publishing Party	6.4.2
Notice of Dispute	10.11.1
Option	2.4
Per Product Annual Net Sales	3.4.1
[*****]	9.3
Publishing Party	6.4.2
Receiving Party	6.1
Review Period	6.4.2
Sales Milestone Payment	3.3
Sales Threshold	3.3
Term	8.2
[*****]	9.2
Third Party Claim	9.4.1
Third Party IP Rights	5.2.6(a)
Transferred Regulatory Materials	8.6.1(a)(iv)
Total Annual Net Sales	3.3
Up-Front Payment	3.1
VAT	3.6.3(a)

2.           LICENSE GRANTS, EXCLUSIVITY AND TECHNOLOGY TRANSFER.

2.1.       Exclusive License from Theravance to Pfizer. Subject to the terms and conditions of this Agreement, effective as of the Effective Date, Theravance will and hereby grants, on behalf of Theravance and its Affiliates, to Pfizer an exclusive (exclusive even as to Theravance or any of its Affiliates) sublicensable (in accordance with Section 2.3) license and, to the extent any Theravance Technology or Theravance Materials are Controlled by or come into the Control of Theravance pursuant to a Theravance Third Party Agreement, a sublicense, as applicable, under the Theravance Technology and to the Theravance Materials, to (a) use, have used, Develop, have Developed, Manufacture, and have Manufactured Compounds solely for incorporation into Products, and (b) to use, have used, Develop, have Developed, Manufacture, Commercialize, have Commercialized and otherwise Exploit Products, in each case in the Field in the Territory. For clarity, this Agreement does not grant Pfizer any rights to use, have used, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized or otherwise Exploit Compounds or Products outside the Field.  Subject to Section 3.6.3(b), Pfizer shall

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

have the right to have any Affiliate(s) of Pfizer exercise Pfizer’s rights and obligations under this Agreement.

2.2.       Unblocking License from Theravance to Pfizer. Without limiting any other license or sublicense granted under this Agreement and subject to the terms and conditions of this Agreement, Theravance, effective as of the Effective Date, will grant and hereby grants, and shall cause its Affiliates to grant and hereby grant, to Pfizer a non-exclusive, sublicensable license (or sublicense, as applicable) under all Patent Rights Controlled (as of the Effective Date or at any time during the Term) by Theravance or its Affiliates that Cover the Compound or any Product Developed by Theravance prior to the Effective Date (to the extent such Patent Rights are not exclusively licensed or sublicensed to Pfizer pursuant to Section 2.1), to use, have used, Develop, have Developed, Manufacture, have Manufactured, Commercialize and have Commercialized Compounds and Products in the Field in the Territory during the Term. For the avoidance of doubt, the foregoing is not meant to and does not require that Theravance disclose any technology to Pfizer, other than the Theravance Technology or Theravance Materials pursuant to the terms and conditions of this Agreement.

2.3.       Pfizer Sublicensees. Pfizer will have the right to grant sublicenses to its Affiliates and Third Parties under any and all rights licensed to Pfizer pursuant to Section 2.1 or Section 2.2. Each such sublicense granted to a Third Party shall be granted pursuant, and subject to, a written agreement that is consistent with the material terms and conditions of this Agreement.  Pfizer shall be and remain responsible for the actions or inactions of its Sublicensees under the applicable sublicense. Upon reasonable request by Theravance, Pfizer shall provide a copy of each such executed Third Party sublicense to Theravance, which may be redacted to the extent the terms thereof are not necessary to determine compliance with this Agreement.

2.4.       Outside Indication Option.  In the event that Theravance or its Affiliates Develops a Product outside the Field, Theravance shall provide notice to Pfizer (an “IND Notice”) no later than [*****] before the date on which Theravance or any of its Affiliates intends [*****]. On an Outside Indication-by-Outside Indication basis, following receipt of an IND Notice with respect to an Outside Indication, Theravance hereby grants Pfizer an [*****] (the “Option”) [*****].  Pfizer may exercise the Option [*****] with respect to an Outside Indication within [*****] of receipt of an IND Notice from Theravance by providing Theravance with written notice of such exercise.  Effective upon Pfizer’s exercise of the Option with respect to an Outside Indication, [*****].

2.5.       No Implied Rights. Except as expressly provided in this Agreement, neither Party will be deemed to have granted the other Party (by implication, estoppel or otherwise) any right, title, license or other interest in or with respect to any Patent Rights, Know-How or other Intellectual Property Rights or information Controlled by such Party. Pfizer shall not, and shall not permit any of its Affiliates or Sublicensees to, practice any Theravance Know-How [*****] or Theravance Patent Rights outside the scope of the licenses granted in Section 2.1, Section 2.2 and Section 2.8 [*****].

2.6.       Initial Data Transfer. Within a reasonable time [*****] following the Effective Date, Theravance will disclose to Pfizer true, accurate and complete copies of the Theravance Know-How listed on Schedule 2.6.  Upon Pfizer’s reasonable request within the first three (3) months following the Effective Date, Theravance will make employees or agents of Theravance available to Pfizer for up to [*****], to facilitate the foregoing technology transfer of the Theravance Know-How and to respond to Pfizer’s inquiries pertaining to the Theravance Technology, provided that Theravance shall not be required to generate any new data or information in connection with this Section 2.6.

2.7.       Samples of Tangible Materials. Within a reasonable time not to exceed [*****] from the Effective Date, Theravance will furnish to Pfizer any Theravance Materials, including research grade

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

samples of all Compounds discovered or developed, including formulation prototypes, in Theravance’s possession as of the Effective Date. Unless otherwise specified by Pfizer, Theravance will deliver all samples required pursuant to this Section 2.7 to the address specified by Pfizer within [*****] of the Effective Date. Except as set forth in Sections 2.6 and 2.7 of this Agreement, Theravance shall have no obligation to transfer Theravance Know-How or Theravance Materials to Pfizer.

2.8.       [*****]

3.           PAYMENTS BY PFIZER TO THERAVANCE.

3.1.    Up-Front Payment. Pfizer will make a one-time payment of ten million Dollars ($10,000,000) to Theravance (the “Up-Front Payment”) within [*****] of the Effective Date.

3.2.        Development Payments. Pfizer will pay Theravance the amounts set forth below (each, a “Development Payment”) within [*****] following the first occurrence of each event described below for the first Product to achieve such event (each, a “Development Event”).

	Development Event	Development Payments
(i)	[*****]	[*****]
(ii)	[*****]	[*****]
(iii)	[*****]	[*****]
(iv)	[*****]	[*****]
(v)	[*****]	[*****]

Each of the Development Payments set forth above will be payable one time only (regardless of the number of Products with respect to which, or the number of times with respect to any Product, the specified Development Event occurs). No Development Payments will be payable by Pfizer for any subsequent Product regardless of the number of Products Developed. For clarification, if one Product replaces another Product in Development, then such replacement Product will only be subject to Development Payments that have not previously been triggered by one or more prior Products. If any of the Development Events set forth in (i), (ii) or (iii) of the chart immediately above is achieved prior to one or more Development Event(s) preceding it on such chart having been achieved, then Pfizer will pay the Development Payment(s) for such previous Development Event(s) along with the payment for the most recently achieved Development Event. The maximum amount payable by Pfizer under this Agreement with respect to all Development Payments if all Development Events occur will be [*****].

3.3.    Sales Milestone Payments. Pfizer will pay Theravance the following one-time payments (each, a “Sales Milestone Payment”) when aggregate Net Sales of all Products during the applicable Royalty Term in a Pfizer Year in the Territory (the “Total Annual Net Sales”) first reach the respective thresholds (each, a “Sales Threshold”) indicated below:

Sales Threshold	Sales Milestone Payment
Total Annual Net Sales first exceeding [*****]	[*****]
Total Annual Net Sales first exceeding [*****]	[*****]
Total Annual Net Sales first exceeding [*****]	[*****]

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

Sales Threshold	Sales Milestone Payment
Total Annual Net Sales first exceeding [*****]	[*****]
Total Annual Net Sales first exceeding [*****]	[*****]

[*****]  Pfizer will make any Sales Milestone Payment payable with respect to a Pfizer Year within [*****] after the end of the applicable Pfizer Year, and such payment will be accompanied by a report identifying the Products, the relevant countries, Net Sales of each Product for each such country, and the amount payable to Theravance under this Section 3.3. For the avoidance of doubt, each of the Sales Milestone Payments set forth above will be payable one time only, regardless of the number of times the corresponding Total Annual Net Sales levels are achieved.

3.4.    Royalty Payments.

3.4.1.     Royalties. Subject to the provisions of Section 3.4.3, Pfizer will pay Theravance royalties on a tiered marginal royalty rate basis as set forth below (the “Marginal Royalty Rates”) based on the annual aggregate Territory-wide Net Sales resulting from the sale of all Products during each Pfizer Year of the applicable Royalty Term:

Portion of Total Annual Net Sales in the Territory	Marginal Royalty Rate
Total Annual Net Sales above [*****], up to and including [*****]	[*****]
Total Annual Net Sales above [*****], up to and including [*****]	[*****]
Total Annual Net Sales above [*****]	[*****]

Each Marginal Royalty Rate set forth in the table above will apply only to that portion of the Net Sales of Product(s) during a given Pfizer Year that falls within the indicated range. An example calculation of royalties under this Section 3.4.1 is set forth in Schedule 3.4.1.

3.4.2.     Fully Paid-Up, Royalty Free License. Following expiration of the Royalty Term for a given Product in a given country, no further royalties will be payable in respect of sales of such Product in such country and, thereafter the licenses granted to Pfizer under Sections 2.1 and 2.2 with respect to such Product in such country will automatically become fully paid-up, perpetual, irrevocable and royalty-free.

3.4.3.     Royalty Adjustments. The following adjustments will be made, on a Product-by-Product and country-by-country basis, to the royalties payable pursuant to Section 3.4.1:

(a)         Third Party Patents. If it is Necessary or Useful for Pfizer to license one or more Patent Rights from one or more Third Parties in order to Develop, Manufacture, Commercialize or use any Product, whether directly or through any Pfizer Affiliate or Sublicensee, then Pfizer may, in its sole discretion, negotiate and obtain a license under such Patent Right(s) (each such Third Party license referred to herein as an “Additional Third Party License”). Pfizer may offset the royalties occurring after the First Commercial Sale of the Product in the relevant country and paid under such Additional Third Party Licenses on Net Sales [*****] against the royalties payable under Section 3.4.1 on such Net Sales as follows:

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

[*****]

(b)         No Adjustment for Theravance Third Party Agreements. Theravance will be solely responsible for all obligations (including any royalty or other obligations) that relate to the Theravance Technology or Theravance Materials under its agreements with Third Parties that are in effect as of the Effective Date or that Theravance enters into during the Term.

(c)         Existing Pfizer Third Party Agreements. Pfizer will be solely responsible for all obligations (including royalty obligations) that relate to Products under its agreements with Third Parties that are in effect on, prior to, or after (subject to Section 3.4.3(a)) the Effective Date.

(d)         Generic [*****]. Notwithstanding the foregoing, [*****] pursuant to this Section 3.4 will be reduced by [*****] such reduction to be prorated appropriately for the then-current Pfizer Quarter, if at any time Generic [*****] exists with respect to such Product in such country for so long as Generic [*****] exists in such country.

(e)         Royalty Floor. Notwithstanding the provisions of this Section 3.4.3, the maximum reduction of royalties under Section 3.4.3, shall be [*****] of the royalties that would be due if no adjustments had been taken under this Section 3.4.3.

3.5.    Diagnostic Products.  The Parties understand and agree, notwithstanding any provision of this Agreement to the contrary, sales of Products by a Third Party solely for diagnostic purposes for which Pfizer or any of its Affiliates does not receive any milestone or royalty payments [*****].

3.6.    Reports and Payments.

3.6.1.     Cumulative Royalties. The obligation to pay royalties under this Agreement will be imposed only once with respect to any sale of any given unit of Product.

3.6.2.     Royalty Statements and Payments.  As soon as reasonably practicable (but in no event more than [*****]) after the end of each Calendar Quarter, Pfizer will deliver to Theravance a report setting forth, for the most recent Pfizer Quarter ending during such Calendar Quarter, the following information, on a Product-by-Product, country-by-country and Territory-wide basis: (a) Net Sales of each Product, (b) the basis for any adjustments to the royalty payable for the sale of any such Product and (c) the royalty due hereunder for the sale of each such Product.  No such reports will be due for any such Product with respect to periods (i) before the First Commercial Sale of such Product or (ii) after the Royalty Term for such Product has expired in all countries in the Territory. The total royalty due for the sale of all such Products during such Pfizer Quarter will be remitted within [*****] of the end of such Calendar Quarter. Each of the Parties will designate a point of contact for such royalty reports within ninety (90) days of the First Commercial Sale.

3.6.3.     Taxes and Withholding.

(a)         It is understood and agreed between the Parties that any payments made by Pfizer to Theravance under this Agreement are exclusive of any value added or similar tax (“VAT”) imposed upon such payments. Where VAT is properly added to a payment made under this Agreement, the Party making the payment will pay the amount of VAT only on receipt of a valid tax invoice issued in accordance with the laws and regulations of the country in which the VAT is chargeable, without reduction in the amount otherwise

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

payable to Theravance.  In addition, in the event any payments made by Pfizer pursuant to this Agreement become subject to withholding taxes under the Laws or regulations of any jurisdiction or Governmental Authority, Pfizer will deduct and withhold the amount of such taxes for the account of Theravance to the extent required by applicable Laws or regulations; such amounts payable to Theravance will be reduced by the amount of taxes deducted and withheld; and Pfizer will pay the amounts of such taxes to the proper Governmental Authority in a timely manner and transmit to Theravance an official tax certificate or other evidence of such tax obligations together with proof of payment from the relevant Governmental Authority of all amounts deducted and withheld sufficient to enable Theravance to claim such payment of taxes. Any such withholding taxes required under applicable Laws or regulations to be paid or withheld will be an expense of, and borne solely by, Theravance. Pfizer will provide Theravance with reasonable assistance to enable Theravance to recover such taxes as permitted by applicable Laws or regulations. The Parties shall reasonably cooperate with each other in claiming exemptions from such deductions and withholdings under any agreement or treaty in effect at the relevant time.

(b)         Notwithstanding anything in this Agreement to the contrary, (i) if an action (including but not limited to any assignment, sublicense or exercise by any Affiliate of a Party’s rights or obligations under this Agreement or payment by any Affiliate of any amount due under this Agreement, or any failure to comply with applicable Laws or filing or record retention requirements) by a Party leads to the imposition of withholding tax liability or VAT on the other Party that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed in the absence of such action, then the sum payable by that Party (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the other Party receives a sum equal to the sum which it would have received had no such action occurred, (ii) otherwise, the sum payable by that Party (in respect of which withholding is required to be made) shall be made to the other Party after deduction of the amount required to be so withheld, which withheld amount shall be remitted in accordance with applicable Law.

3.6.4.     Currency. All amounts payable and calculations under this Agreement will be in United States dollars. As applicable, Net Sales and any royalty deductions will be translated into United States dollars at the exchange rate used by Pfizer for public financial accounting purposes. If, due to restrictions or prohibitions imposed by national or international authority, a given payment cannot be made as provided in this Article 3, the Parties will consult with a view to finding a prompt and acceptable solution. If the Parties are unable to identify a mutually acceptable solution regarding such payment, then Pfizer may elect, in its sole discretion, to deliver such payment in the relevant jurisdiction and in the local currency of the relevant jurisdiction.

3.6.5.     Method of Payment. Except as permitted pursuant to Section 3.6.4, each payment hereunder will be made by electronic transfer in immediately available funds via either a bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer, at Pfizer’s election, to such bank account as the Theravance will designate in writing to Pfizer at least sixty (60) days before the payment is due.

3.6.6.     Record Keeping. Pfizer will keep and will cause its Affiliates and Sublicensees to keep books and accounts of record in connection with the sale of Products in sufficient detail to permit accurate determination of all figures necessary for verification of royalties and Sales Milestone Payments to be paid hereunder. Pfizer and its Affiliates and Sublicensees will maintain

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

such records for a period of at least [*****] after the end of the Pfizer Quarter in which they were generated.

3.6.7.     Audits. Upon [*****] prior notice from Theravance, Pfizer will permit an independent certified public accounting firm of nationally recognized standing selected by Theravance and reasonably acceptable to Pfizer, to examine, at Theravance’s sole expense, the relevant books and records of Pfizer and its Affiliates as may be reasonably necessary to verify the amounts reported by Pfizer in accordance with Section 3.6.2 and the payment of royalties and Sales Milestone Payments hereunder. An examination by Theravance under this Section 3.6.7 will occur not more than once in any Calendar Year and will be limited to the pertinent books and records for any Calendar Year ending not more than [*****] before the date of the request. The accounting firm will be provided access to such books and records at Pfizer’s or its Affiliates’ facility(ies) where such books and records are normally kept and such examination will be conducted during normal business hours. Pfizer may require the accounting firm to sign a reasonably acceptable non-disclosure agreement before providing the accounting firm with access to Pfizer’s or its Affiliates’ or Sublicensee’s facilities or records. Upon completion of the audit, the accounting firm will provide both Pfizer and Theravance a written report disclosing any discrepancies in the reports submitted by Pfizer or the royalties or Sales Milestone Payments paid by Pfizer, and, in each case, the specific details concerning any discrepancies. No other information will be provided to Theravance. In addition to the foregoing, Pfizer will consider in good faith any reasonable request from Theravance to exercise its rights to audit the records of Sublicensees with respect to the Products in the Field and will provide the results of such audits to Theravance.

3.6.8.     Underpayments/Overpayments. If such accounting firm concludes that additional royalties or Sales Milestone Payments were due to Theravance, then Pfizer will pay to Theravance the additional royalties or Sales Milestone Payments within [*****] of the date Pfizer receives such accountant’s written report. Further, if the amount of such underpayments exceeds more than [*****] of the amount that was properly payable to Theravance, then Pfizer will reimburse Theravance for Theravance’s out-of-pocket costs in connection with the audit. If such accounting firm concludes that Pfizer overpaid royalties or Sales Milestone Payments to Theravance, then Theravance will refund such overpayments to Pfizer, within [*****] of the date Theravance receives such accountant’s report.

3.6.9.     Confidentiality. Notwithstanding any provision of this Agreement to the contrary, all reports and financial information of Pfizer, its Affiliates or its Sublicensees which are provided to or subject to review by Theravance under this Article 3  will be deemed to be Pfizer’s Confidential Information and subject to the provisions of Article 6.

4.           PRODUCT DEVELOPMENT AND COMMERCIALIZATION.

4.1.    General. Subject to the terms and conditions of this Agreement, including the provisions of Section 4.2,  Pfizer will have sole authority over and control of the Development, Manufacture, Regulatory Approval and Commercialization of Compounds and Products in the Field in the Territory and will retain final decision-making authority with respect thereto.

4.2.    Diligence.

4.2.1.     Development Diligence. Pfizer will use its Commercially Reasonable Efforts to Develop and seek Regulatory Approval for [*****].  Except pursuant to the foregoing and Section 8.6.1,  as applicable, Pfizer will have no other diligence obligations with respect to the Development or Regulatory Approval of Products under this Agreement.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

4.2.2.     Commercial Diligence. Pfizer will use its Commercially Reasonable Efforts to Commercialize a given Product [*****] where Pfizer has received Regulatory Approval for such Product in such indication. Except pursuant to the foregoing and Section 8.6.1, as applicable, Pfizer will have no other diligence obligations with respect to the Commercialization of Products under this Agreement.

4.2.3.     Exceptions to Diligence Obligations. Notwithstanding any provision of this Agreement to the contrary, Pfizer will be relieved of [*****] Pfizer Diligence Obligations on a Product-by-Product and or indication-by-indication basis, to the extent that:

(a)         Pfizer or Theravance [*****]; or

(b)         Pfizer or Theravance [*****].

4.2.4.     Deemed Satisfaction of Pfizer Diligence Obligations. Without in any way expanding Pfizer’s obligations under this Agreement, [*****]. For the avoidance of doubt, the provisions of this Section 4.2.4 are intended only as examples of Diligence constituting satisfaction of the Pfizer Diligence Obligations.

4.2.5.     Assertion of Pfizer Diligence Obligation Claims.  If Theravance is or becomes aware of facts that might form a reasonable basis to allege that Pfizer has failed to meet any Pfizer Diligence Obligation, then Theravance may notify Pfizer in writing of such potential alleged performance failure (each such potential alleged performance failure, a “Diligence Issue”). Promptly upon Pfizer’s receipt of any notice of a Diligence Issue pursuant to this Section 4.2.5, the Parties will discuss the specific nature of such Diligence Issue and seek to identify an appropriate corrective course of action. If, no later than [*****] after Pfizer’s receipt of such a notice, (a) the Parties have not reached consensus regarding whether Pfizer has failed to satisfy its obligations pursuant to Section 4.2.1 or Section 4.2.2 and (b) the Parties have not agreed upon an appropriate corrective course of action for such Diligence Issue, then [*****].

4.2.6.     Remedies for Breach of Pfizer Diligence Obligations. If Pfizer materially breaches any Pfizer Diligence Obligation and fails to remedy such breach within [*****] of Pfizer’s receipt of notice of such breach from Theravance, then Theravance may, in its sole discretion, elect to either (a) terminate this Agreement pursuant to the provisions of Section 8.3.1 or (b) convert the exclusive license or sublicense granted to Pfizer under this Agreement into a non-exclusive license or sublicense, as applicable. Nothing in this Section 4.2.6 or Section 4.2.5 above shall limit Theravance’s right to terminate this Agreement pursuant to Section 8.3.1 or any other right or remedy that Theravance may have in law or in equity or contract based on such failure.

4.2.7.     Performance by Pfizer’s Affiliates or Sublicensees. For avoidance of doubt, any actions taken by Pfizer’s Affiliates or Sublicensees (or their respective subcontractors) under this Agreement shall be treated as actions taken by Pfizer in regard to satisfaction of the requirements of this Section 4.2.

4.3.    Regulatory Matters.

4.3.1.     Regulatory Reporting.  Pfizer or its designated Affiliate(s) will have the sole authority and responsibility to make or file all filings, reports and communications with all Regulatory Authorities with respect to any Compound or Product in the Field in the Territory, including all reports required to be filed in order to obtain or maintain any Regulatory Approvals granted for Products in the Field in the Territory and adverse drug experience reports.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

4.3.2.     Regulatory Approvals. Pfizer or its designated Affiliate(s) will have the sole authority and responsibility to prepare and file applications, in its own name, for Regulatory Approval for Products in the Field in the Territory, including communicating with any Regulatory Authority both prior to and following Regulatory Approval.

4.3.3.     Cooperation. If reasonably requested by Pfizer, Theravance shall assist and cooperate with Pfizer in connection with Pfizer’s preparation of filings, reports and communications to Regulatory Authorities with respect to any Compound or Product in the Field in the Territory, at Pfizer’s sole expense.  At Pfizer’s reasonable request and expense, Theravance will and will cause its Affiliates to reasonably cooperate with Pfizer and all Pfizer Representatives in the event of any inspection by a Regulatory Authority related to any Compound or Product or any activities to be performed by Pfizer under this Agreement, solely to the extent such inspection or activities require information Controlled by Theravance that has not previously been provided to Pfizer.

4.4.    Commercialization Activities.

4.4.1.     General. Subject to Section 4.2, Pfizer will have sole and exclusive control over and responsibility for all matters relating to the Commercialization of Products in the Field in the Territory, including sole and exclusive control over and responsibility for (a) pricing of Products and (b) the negotiation of Product pricing with Regulatory Authorities and other Third Parties, in each case in the Field in the Territory.

4.4.2.     Branding. Pfizer or its designated Affiliates or Sublicensees will select in its sole discretion and will exclusively own all Trademarks and Copyrights used in connection with the Commercialization of any and all Products in the Field in the Territory, other than Theravance’s corporate names and logos.  All applications for registration of such Trademarks and Copyrights shall, at Pfizer’s discretion, be exclusively prepared, filed, prosecuted, and maintained by Pfizer, and Pfizer shall exclusively control the enforcement and defense of such Trademarks and Copyrights, with the reasonable assistance of Theravance as may be necessary.  Neither Theravance nor its Affiliates will use or seek to register, anywhere in the world, any Trademark which is confusingly similar to any Trademark used by or on behalf of Pfizer, its Affiliates or Sublicensees in connection with any Product. To the extent permitted by applicable Law, Pfizer will [*****].

4.5.    Manufacturing. Pfizer will have the exclusive right and responsibility to Manufacture such Products for the Field itself or through one or more Affiliates or Third Parties selected by Pfizer in its sole discretion. For clarity, Pfizer will have no diligence obligations with respect to the Manufacture of Products except to the extent necessary to fulfill its obligations under Section 4.2.1 or Section 4.2.2.

4.6.    Progress Reporting. Until the First Commercial Sale of a Product, Pfizer will provide Theravance with [*****] written reports summarizing in reasonable detail Pfizer’s activities to Develop Products. After the First Commercial Sale of a Product, Pfizer will provide Theravance with [*****] written reports summarizing in reasonable detail Pfizer’s activities to Commercialize Products. Any information or written report provided by Pfizer to Theravance pursuant to this Section 4.6 will be deemed to be Pfizer’s Confidential Information and subject to the provisions of Article 6.

4.7.    Other Pfizer Programs. Theravance understands and acknowledges that Pfizer may have present or future initiatives or opportunities, including initiatives or opportunities with its Affiliates or Third Parties, involving products, programs, technologies or processes that [*****]. Theravance acknowledges and agrees that nothing in this Agreement will be construed as a representation, warranty, covenant or inference that Pfizer will not itself Develop, Manufacture or Commercialize or enter into

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

business relationships with one or more of its Affiliates or Third Parties to Develop, Manufacture or Commercialize products, programs, technologies or processes [*****].

5.           INTELLECTUAL PROPERTY.

5.1.    Ownership of Intellectual Property.

5.1.1.     Ownership of Intellectual Property.  Each Party will own all right, title and interest in and to: (a) any and all Know-How, compounds and products made solely by or on behalf of such Party or its Representatives in connection with their activities under this Agreement, (b) any and all Patent Rights claiming any such Know-How, compounds or products described in clause (a) of this Section 5.1.1 and (c) any and all Know-How, Patent Rights or other Intellectual Property Rights that such Party owns as of the Effective Date or otherwise acquires outside of this Agreement during the Term.

5.1.2.     Ownership of Joint Intellectual Property.  The Parties will jointly own all right, title and interest in and to: (a) any and all Know-How (“Joint Know-How”), compounds and products made jointly by or on behalf of both Parties or their Representatives in connection with their activities under this Agreement, and (b) any and all Patent Rights (“Joint Patent Rights”) claiming any such Know-How, compounds or products described in clause (a) of this Section 5.1.2. Subject to the grant of licenses or sublicenses under Section 2.1 and Section 2.2 and the Parties’ other rights and obligations under this Agreement, each Party will be free to exploit, either itself or through the grant of licenses to Third Parties (which Third Party licenses may be further sublicensed), Joint Patent Rights and Joint Know-How throughout the world without restriction, without the need to obtain further consent from or provide notice to the other Party, and without any duty to account or otherwise make any payment of any compensation to the other Party.

5.2.    Patent Rights.

5.2.1.     Filing, Prosecution and Maintenance of Patent Rights.

(a)         Theravance Patent Rights. Theravance will have the first right to file, prosecute and maintain at its expense the Theravance Patent Rights using Theravance’s in-house counsel or outside counsel of its own choice if such outside counsel is reasonably acceptable to Pfizer.  Theravance will keep Pfizer advised on the status of the preparation, filing, prosecution, and maintenance of all patent applications and issued patents included within the Theravance Patent Rights. Further, Theravance will (i) allow  Pfizer a reasonable opportunity and reasonable time to review and provide comment to Theravance’s counsel, regarding relevant substantive communications to Theravance and drafts of any responses or other proposed substantive filings by Theravance before any applicable filings are submitted to any relevant patent office (or Governmental Authority) and (ii) consider in good faith any reasonable comments offered by Pfizer in any final filings submitted by Theravance to any relevant patent office (or Governmental Authority), in each case (i) and (ii) with respect to the Theravance Patent Rights.  If Theravance elects to cease the prosecution or maintenance of a patent application or patent of a particular Theravance Patent Right in any country, Theravance will provide Pfizer with written notice of its decision not less than thirty (30) days before any action is required to avoid abandonment or lapse. If  Pfizer elects to continue such prosecution or maintenance: (i) Theravance will reasonably cooperate to promptly transfer the necessary files and execute the necessary forms regarding such transfer, (ii) Theravance will have no responsibility with respect to the filing, prosecution or maintenance of, or any expenses incurred in connection with, any

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

such Theravance Patent Right following  Theravance’s notice, and (iii) on written request by Theravance, Pfizer will keep Theravance advised on the status of the preparation, filing, prosecution, and maintenance of such Theravance Patent Rights [*****].  Theravance and Pfizer, to the extent Pfizer controls prosecution of any Theravance Patent Rights, will provide the other Party with a written update of the Theravance Patent Rights listed on Schedule 7.3.3 once per Calendar Quarter or upon reasonable written request by the other Party, provided that the representation set forth in Section 7.3.3 shall apply only with respect to the Theravance Patent Rights listed on Schedule 7.3.3 as of the Effective Date.

(b)         Pfizer Patent Rights. Pfizer will have the sole right, but no obligation, to file, prosecute and maintain the Patent Rights that it owns or to which it otherwise has control of prosecution rights, including the Pfizer Patent Rights, in its sole discretion.

(c)         Joint Patent Rights. In the event the Parties make any Joint Know-How, the Parties will promptly meet to discuss and determine, based on mutual consent, whether to seek patent protection thereon. Neither Party will file any Joint Patent Right without mutual consent of the Parties. If the Parties decide to seek patent protection for any Joint Know-How, Pfizer will have the first right, but not the obligation, to prepare, file, prosecute and maintain at its expense any Joint Patent Right throughout the world.  Where Pfizer declines to exercise its first right to file on a Joint Patent Right that the Parties have agreed to file, Theravance shall have the right to file at its expense such Joint Patent Right. The prosecuting Party will keep the non-prosecuting Party advised on the status of the preparation, filing, prosecution and maintenance of such Joint Patent Rights.

(d)         Patent Term Restoration and Extension. Pfizer will have the exclusive right, but not the obligation, to seek, in Theravance’s name (or, subject to the terms of the Theravance Third Party Agreements, in the name of a Third Party Licensor) if so required, patent term extensions, and supplemental protection certificates and the like available under Law, including 35 U.S.C. § 156 and applicable foreign counterparts, in any country in the Territory in relation to the Theravance Patent Rights and Joint Patent Rights. Theravance and Pfizer will cooperate in connection with all such activities at Pfizer’s expense and request. Pfizer, its agents and attorneys will give due consideration to all suggestions and comments of Theravance regarding any such activities, but in the event of a disagreement between the Parties, Pfizer will have the final decision-making authority; provided, however, that Pfizer will seek (or allow Theravance to seek) to extend any Theravance Patent Right at Theravance’s request, including through the use of supplemental protection certificates and the like, unless in Pfizer’s reasonable legal determination such Theravance Patent Right may not be extended under Law without limiting Pfizer’s right to extend any other Patent Right.

(e)         Clarifications.  For clarity, (i) prosecution under this Section 5.2.1 includes opposition, revocation, post-grant review or other patent office proceedings, unless such proceedings are concurrent with Third Party litigation under Section 5.2.2, in which case the provisions of Section 5.2.2 shall govern the Parties’ rights and obligations with respect to such proceedings, and (ii) Third Party declaratory judgment actions or other court actions relating to Patent Rights shall be governed by Section 5.2.2, and by Section 5.2.3 if applicable.

(f)         Liability. To the extent that a Party is obtaining, prosecuting or maintaining a Patent Right or otherwise exercising its rights under this Section 5.2.1, such Party, and its Affiliates, employees, agents or representatives, will not be liable to the other

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

Party in respect of any act, omission, default or neglect on the part of any such Party, or its Affiliates, employees, agents or representatives, in connection with such activities undertaken in good faith.

(g)         Recording. If Pfizer deems it necessary or desirable to register or record this Agreement or evidence of this Agreement with any patent office or other appropriate Governmental Authority(ies) in one or more jurisdictions in the Territory, Theravance will reasonably cooperate to execute and deliver to Pfizer any documents accurately reflecting or evidencing this Agreement that are necessary or desirable, in Pfizer’s reasonable judgment, to complete such registration or recordation, at Pfizer’s request and expense.

5.2.2.     Enforcement and Defense of Patent Rights.

(a)         Enforcement of Theravance Patent Rights and Joint Patent Rights in the Field. Each Party will promptly notify the other in the event of any actual, potential or suspected infringement of a patent under the Theravance Patent Rights or the Joint Patent Rights by any Third Party. As between Pfizer and Theravance, Pfizer will have the first right, but not the obligation, to institute litigation or take other steps to remedy infringement in connection with the Theravance Patent Rights in the Field in the Territory and the Joint Patent Rights in the Field, and any such litigation or steps will be at Pfizer’s expense; provided that any infringement recoveries resulting from such litigation or steps relating to a claim of Third Party infringement, after deducting each Party’s out of pocket expenses (including counsel fees and expenses) in pursuing such claim, will be shared by the Parties based on the amount of such costs and expenses incurred by each Party); and with respect to any remaining proceeds, (i) the Parties shall negotiate in good faith an appropriate allocation of such remaining proceeds to reflect the economic interests of the Parties under this Agreement with respect to such infringement and (ii) unless otherwise agreed in subsection (i), [*****]. Pfizer will not, without the prior written consent of Theravance, enter into any compromise or settlement relating to such litigation that (i) admits the invalidity or unenforceability of any Theravance Patent Right or Joint Patent Right or (ii) requires Pfizer or Theravance to abandon any Theravance Patent Right or Joint Patent Right. Theravance, upon request of Pfizer, agrees to timely commence or to join in any such litigation, at Pfizer’s expense, and in any event to cooperate with Pfizer in such litigation or steps at Pfizer’s expense. Theravance will have the right to consult with Pfizer about such litigation and to participate in and be represented by independent counsel in such litigation at Theravance’s own expense.  If Pfizer does not institute litigation or takes other steps to remedy infringement in connection with the Theravance Patent Rights in the Field in the Territory or the Joint Patent Rights in the Field, Theravance will have the second right, but not the obligation, to institute litigation or take other steps to remedy infringement in connection with the Theravance Patent Rights and any such litigation or steps will be at Theravance’s expense. Any infringement recoveries resulting from such litigation or steps relating to such claim of Third Party infringement, after deducting each Party’s out of pocket expenses (including counsel fees and expenses in pursuing such claim) will be split [*****].  Pfizer, upon request of Theravance, agrees to reasonably cooperate with Theravance in such litigation or steps at Pfizer’s expense but shall not be required to join in such litigation.  Pfizer will have the right to consult with Theravance about such litigation and be represented by independent counsel in such litigation [*****].  Neither Party will incur liability to the other Party as a consequence of any litigation initiated or pursued pursuant to this section or any unfavorable decision resulting therefrom, including any decision holding any Theravance Patent Rights or Joint Patent Rights invalid or unenforceable.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

(b)         Enforcement of Theravance Patent Rights and Joint Patent Rights Outside the Field. As between Pfizer and Theravance, Theravance will have the sole right, but not the obligation, to institute litigation or take other steps to remedy infringement in connection with the Theravance Patent Rights outside the Field or the Joint Patent Rights outside the Field, and any such litigation or steps will be at Theravance’s expense; provided that any infringement recoveries resulting from such litigation or steps relating to a claim of Third Party infringement, after deducting each Party’s out of pocket expenses (including counsel fees and expenses) in pursuing such claim, will be shared by the Parties based on the amount of such costs and expenses incurred by each Party; and any remaining proceeds shall be retained by Theravance. Theravance will not, without the prior written consent of Pfizer, enter into any compromise or settlement relating to such litigation that (i) admits the invalidity or unenforceability of any Theravance Patent Right or Joint Patent Right or (ii) requires Pfizer or Theravance to abandon any Theravance Patent Right or Joint Patent Right. Pfizer, upon request of Theravance, agrees to timely commence or to join in any such litigation, at Theravance’s expense, and in any event to cooperate with Theravance in such litigation or steps at Pfizer’s expense.

(c)         Enforcement of Pfizer Patent Rights. Pfizer will have the sole right, but no obligation, to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringing or challenging the validity or enforceability of any Pfizer Patent Right.

5.2.3.     Other Actions by Third Parties.  Each Party will promptly notify the other Party in the event of any legal or administrative action by any Third Party involving any Theravance Patent Right or Joint Patent Right of which it becomes aware, including any nullity, revocation, interference, reexamination, compulsory license proceeding, or any action taken relating to the Bayh-Dole Act. Theravance will have the first right, but no obligation, to defend against or otherwise control any such action involving any Theravance Patent Right or Joint Patent Right, in its own name (to the extent permitted by applicable Law), and any such defense or action will be at Theravance’s expense. Pfizer, upon Theravance’s request, agrees to join in any such action at Theravance’s expense and in any event to cooperate with Theravance at Theravance’s expense. If Theravance fails to defend against any such action involving a Theravance Patent Right or Joint Patent Right, then Pfizer will have the right to defend such action, in its own name, and any such defense will be at Pfizer’s expense.

5.2.4.     Orange Book Information. Pfizer will have the sole right and responsibility to submit to all applicable Governmental Authorities patent information pertaining to each Product in the Field in the Territory pursuant to 21 U.S.C. § 355(b)(1)(G) (or any amendment or successor statute thereto), or any similar statutory or regulatory requirement in any non-U.S. country or other regulatory jurisdiction.

5.2.5.     Paragraph IV Type Notices. Notwithstanding any provision of this Agreement to the contrary, each Party will immediately (but in no event later than two Business Days following receipt or discovery, whichever occurs first) give written notice to the other of any certification of which it becomes aware filed pursuant to any statutory or regulatory requirement in any country in the Territory similar to 21 U.S.C. § 355(b)(2)(A)(iv) or § 355(j)(2)(A)(vii)(IV) (or any amendment or successor statute thereto) claiming that any Theravance Patent Right or Joint Patent Right  covering any Compound or Product is invalid or that infringement will not arise from the Development, Manufacture, use or Commercialization in the Territory of such Compound or Product by a Third Party. Upon the giving or receipt of such notice, subject to the terms of the Theravance Third Party Agreements, Pfizer will have the first right, but not the obligation, to bring

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

an infringement action against such Third Party, at its own cost. In connection with any action brought by Pfizer under this Section 5.2.5, Theravance, upon Pfizer’s request, will and will cause a Third Party Licensor to, as applicable, reasonably cooperate with Pfizer in any such action at Pfizer’s expense and will timely commence or join in any such action at Pfizer’s request and expense. If Pfizer does not institute an infringement action against such Third Party, Theravance will have the second right, but not the obligation, to bring an infringement action against such Third Party, at its own cost. In connection with any action brought by Theravance under this Section 5.2.5, Pfizer, upon Theravance’s request, will reasonably cooperate with Theravance in any such action at Theravance’s expense and will timely commence or join in any such action at Theravance’s request and expense. In the event of any conflict between the terms of this Section 5.2.5 and the terms of Section 5.2.2(a), the terms of this Section 5.2.5 will control and govern.

5.2.6.     Allegations of Infringement and Right to Seek Third Party Licenses.

(a)         Notice. If the Development, Manufacture, Commercialization or use of any Compound or Product, the practice of any Theravance Technology, or the exercise of any other right granted by Theravance to Pfizer hereunder (collectively, the “Licensed Activities”) by Pfizer or any of its Affiliates or Sublicensees is alleged to Theravance by a Third Party to infringe, misappropriate or otherwise violate such Third Party’s Patent Rights or other Intellectual Property Rights or Theravance otherwise identifies any Third Party Patent Rights or other Intellectual Property Rights that may be relevant to such activities, Theravance will, promptly upon becoming aware of such allegation or identification, notify Pfizer in writing.

(b)         Pfizer Option to Negotiate. If Pfizer determines, in its sole discretion, that, in order for Pfizer, its Affiliates or Sublicensees to engage in the Licensed Activities, it is necessary or desirable to obtain a license under one or more Patent Rights or other Intellectual Property Rights Controlled by a Third Party (collectively, “Third Party IP Rights”), then Pfizer will have the sole right, but not the obligation, to negotiate and enter into a license or other agreement with such Third Party. Royalties payable under any such license or agreement with a Third Party [*****].

5.2.7.     Third Party Infringement Suits. Each of the Parties will promptly notify the other in the event that any Third Party files any suit or brings any other action alleging patent infringement by Pfizer or Theravance or any of their respective Affiliates or Sublicensees with respect to the Development, Manufacture, Commercialization or use of any Compound or Product (any such suit or other action referred to herein as an “Infringement Claim”). In the case of any Infringement Claim against either Party (including its Affiliates or Sublicensees) (the “Defending Party”) alone or against both Pfizer and Theravance (including its Affiliates), the Defending Party will have the right, but not the obligation, to control the defense of such Infringement Claim, including control over any related litigation, settlement, appeal or other disposition arising in connection therewith. The other Party (the “Non-Defending Party”), upon request of the Defending Party, agrees to cooperate with the Defending Party at the Defending Party’s expense. The Non-Defending Party will have the right to consult with the Defending Party concerning any Infringement Claim and to participate in and be represented by independent counsel in any associated litigation in which the Defending Party is a party at the Non-Defending Party’s own expense. In the case of any Infringement Claim against Theravance alone, Pfizer will have the right to consult with Theravance concerning such Infringement Claim and Pfizer, upon request of Theravance, will reasonably cooperate with Theravance at Theravance’s expense.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

5.2.8.     Misappropriation Actions Relating to Pfizer Know-How.  Pfizer will have the sole right, but not the obligation, to take action to obtain a discontinuance of misappropriation or bring suit against a Third Party that is misappropriating or that is suspected of misappropriating any Pfizer Know-How.

6.           CONFIDENTIALITY.

6.1.    Confidentiality. Except to the extent expressly authorized by this Agreement, the Parties agree that, during the Term and for [*****] years thereafter, each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder will: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose other than as expressly permitted under the terms of this Agreement.

6.2.    Authorized Disclosure.

6.2.1.     Disclosure to Party Representatives. Notwithstanding the foregoing provisions of Section 6.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the Receiving Party’s Representatives who (a) have a need to know such Confidential Information in connection with the performance of the Receiving Party’s obligations or the exercise of the Receiving Party’s rights under this Agreement and (b) have agreed in writing to non-disclosure and non-use provisions with respect to such Confidential Information that are at least as restrictive as those set forth in this Article 6.

6.2.2.     Disclosure to Third Parties. Notwithstanding the foregoing provisions of Section 6.1, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary:

(a)         to Governmental Authorities (i) to the extent [*****] to obtain or maintain INDs or Regulatory Approvals for any Compound or Product within the Territory, and (ii) in order to respond to inquiries, requests or investigations relating to Compounds, Products or this Agreement;

(b)         to outside consultants (including any professional advisor), contractors, advisory boards, managed care organizations, and non-clinical and clinical investigators, in each case to the extent desirable to develop, register or market any Compound or Product; provided that the Receiving Party will obtain the same confidentiality obligations from such Third Parties as it obtains with respect to its own similar types of confidential information, and in any event no less restrictive than those set forth in this Article 6;

(c)         to actual or potential acquisition partners (including any potential successors in interest), private investors or financing sources, provided that the Receiving Party will obtain the same confidentiality obligations from such Third Parties as it obtains with respect to its own similar types of confidential information, and in any event no less restrictive than those set forth in this Article 6;

(d)         in connection with filing or prosecuting or Trademark rights as permitted by this Agreement;

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

(e)         in connection with prosecuting or defending litigation pursuant to Section 5.2 or any other litigation directly related to a Compound or Product;

(f)         subject to the provisions of Section 6.4.2, in connection with or included in scientific presentations and publications relating to Compounds or Products, including abstracts, posters, journal articles, and the like, and posting results of and other information about clinical trials to clinicaltrials.gov or PhRMA websites;

(g)         Pfizer may disclose Confidential Information belonging to Theravance (including the terms of the Agreement) to any bona fide or potential sublicensee or co-development or co-promotion partner who has agreed in writing to non-disclosure and non-use provisions with respect to such Confidential Information that are at least as restrictive as those set forth in this Article 6; and

(h)         to the extent necessary or desirable in order to enforce its rights under this Agreement.

If a Party deems it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to clause (a) or any of clauses (d) through (e) of this Section 6.2.2, then the disclosing Party will to the extent possible give reasonable advance written notice of such disclosure to the other Party and take such measures to ensure confidential treatment of such information as is reasonably required by the other Party[*****].

6.3.    SEC Filings and Other Disclosures. Either Party may disclose the terms of this Agreement and make any other public written disclosure regarding the existence of, or performance under, this Agreement, to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with (a) applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or (b) any equivalent Governmental Authority, securities exchange or securities regulator in any country in the Territory.  Before disclosing this Agreement or any of the terms hereof pursuant to this Section 6.3, the Parties will consult with one another on the terms of this Agreement to be redacted in making any such disclosure, with the Party disclosing pursuant to this Section 6.3 providing as much advance notice as is feasible under the circumstances, and giving consideration to the comments of the other Party. Further, if a Party discloses this Agreement or any of the terms hereof in accordance with this Section 6.3, such Party will, at its own expense, seek such confidential treatment of confidential portions of this Agreement and such other terms, as may be reasonably requested by the other Party and limit its disclosure of such Confidential Information to only that required to comply with applicable Law.

6.4.    Public Announcements; Publications.

6.4.1.     Announcements. Except as may be expressly permitted under Section 6.3, neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party. For the sake of clarity, nothing in this Agreement will prevent Pfizer from making any public announcement with respect to any Product under this Agreement; provided, however, that, except as permitted under Section 6.2, Pfizer will not disclose any of Theravance’s Confidential Information in any such announcement without obtaining Theravance’s prior written consent to do so. The Parties agree that the Parties may release the announcement attached hereto as Schedule 6.4.1 regarding the signing of this Agreement following the Effective Date.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

6.4.2.     Publications. During the Term, each Party (the “Publishing Party”) will submit to the other Party (the “Non-Publishing Party”) for review and approval any proposed publication or public presentation [*****] proposed by the Publishing Party or its Affiliates or any of their respective Representatives that relates to the activities conducted under this Agreement or otherwise relating to the Theravance Technology, the Theravance Materials, the Pfizer Technology or any Compound or Product. Such review and approval will be conducted for the purposes of preserving the value of the Theravance Technology, Theravance Materials, the Compounds and Products, the Pfizer Technology and the rights granted or to be granted hereunder and determining whether any portion of the proposed publication or presentation containing the Non-Publishing Party’s Confidential Information should be modified or deleted. Written copies of such proposed publication or presentation required to be submitted hereunder will be submitted to the Non-Publishing Party no later than [*****] before submission for publication or presentation (the “Review Period”). The Non-Publishing Party will provide its comments with respect to such publications and presentations within [*****] of its receipt of such written copy. The Review Period may be extended for an additional [*****] in the event the Non-Publishing Party can, within [*****] of receipt of the written copy, demonstrate reasonable need for such extension including for the preparation and filing of patent applications. The Publishing Party will comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication governed by this Section 6.4.2, including International Committee of Medical Journal Editors standards regarding authorship and contributions.

6.5.    Obligations in Connection with Change of Control. If either Party (the “Change of Control Party”) is subject to a Change of Control, the Change of Control Party will, and it will cause its Representatives to, ensure that no Confidential Information of the other Party is released to (a) any Affiliate of the Change of Control Party that becomes an Affiliate as a result of the Change of Control or (b) any other Representatives of the Change of Control Party (or of the relevant surviving entity of such Change of Control) who become the Change of Control Party’s Representatives as a result of the Change of Control, unless such Affiliate or other Representatives, as applicable, have signed individual confidentiality agreements which include obligations at least as restrictive as those set out in this Article 6.

6.6.    [*****].

7.           REPRESENTATIONS AND WARRANTIES.

7.1.    Mutual Representations and Warranties. Each of Theravance and Pfizer hereby represents and warrants to the other Party that:

7.1.1.     it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

7.1.2.     the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite action under the provisions of its charter, bylaws and other organizational documents, and does not require any action or approval by any of its shareholders or other holders of its voting securities or voting interests;

7.1.3.     it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

7.1.4.     this Agreement has been duly executed and is a legal, valid and binding obligation on each Party, enforceable against such Party in accordance with its terms; and

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

7.1.5.     the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of or default under any Binding Obligation existing as of the Effective Date.

7.2.    Mutual Covenants. Each of Theravance and Pfizer hereby covenants to the other Party that, from the Effective Date until expiration or termination of this Agreement, it will perform its obligations under this Agreement in compliance with applicable Laws.

7.3.    Representations and Warranties of Theravance. Theravance hereby represents and warrants to Pfizer as of the Effective Date that:

7.3.1.     Theravance is the sole and exclusive owner of, or otherwise has the right to grant the licenses granted hereunder, whether itself or through one or more Third Party Agreements, under and to the Theravance Technology and Theravance Materials, free and clear of any claims, liens, charges or encumbrances;

7.3.2.     Theravance has and will have the full right, power and authority to (i) grant all of the right, title and interest in the licenses and other rights granted or to be granted to Pfizer, Pfizer’s Affiliates or Pfizer’s Sublicensees under this Agreement and (ii) perform its obligations under this Agreement;

7.3.3.     (a) Schedule 7.3.3 sets forth a true and complete list of all Theravance Patent Rights (i) owned or otherwise Controlled by Theravance or its Affiliates as of the Effective Date or (ii) to which Theravance or its Affiliates have been granted or otherwise transferred any right to practice under Theravance Patent Right, (b) each such Theravance Patent Right remains in full force and effect and (c) Theravance or its Affiliates have timely paid, or caused the appropriate Third Parties to pay, all filing and renewal fees payable with respect to such Theravance Patent Rights;

7.3.4.     Theravance has disclosed to Pfizer all material scientific and technical information and all information relating to safety and efficacy in its possession and Control with respect to the Theravance’s lead topical soft JAK inhibitor, [*****], and Products incorporating such Compound;

7.3.5.     to Theravance’s knowledge, (a) the issued Patent Rights within the Theravance Patent Rights, are valid and enforceable and (b) no Third Party (i) is infringing any Theravance Patent Right or (ii) has challenged or threatened to challenge the ownership, scope, validity or enforceability of, or Theravance’s rights in or to, any Theravance Patent Right (including, by way of example, through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority);

7.3.6.     Theravance, its Affiliates and, to Theravance’s knowledge, Third Parties and Representatives acting on Theravance’s behalf in connection with this Agreement, have complied with all applicable Laws, including any disclosure requirements, in connection with the filing, prosecution and maintenance of the Theravance Patent Rights;

7.3.7.     Theravance, its Affiliates, and to Theravance’s knowledge, all third parties and Representatives acting on Theravance’s behalf with respect to the Development of the Compounds, have complied in all material respects with all applicable Law and accepted pharmaceutical industry business practices, including, to the extent applicable, the FD&C Act (21 U.S.C. § 301, et seq.), the Anti-Kickback Statute (42 U.S.C. § 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

§ 1320a-7a), the False Claims Act (31 U.S.C. § 3729 et seq.), comparable state statutes, the regulations promulgated under all such statutes, and the regulations issued by the FDA, consistent with the 'Compliance Program Guidance for Pharmaceutical Manufacturers' published by the Office of Inspector General, U.S. Department of Health and Human Services;

7.3.8.     with respect to any Compounds and Products, Theravance, its Affiliates, and to its knowledge all Third Parties and Representatives acting on Theravance’s behalf, have not taken any action directly or indirectly to offer, promise or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official or any other person in order to gain an improper advantage, and has not accepted such payment, in connection with the Development of the Compounds;

7.3.9.     Theravance, its Affiliates, and to its knowledge all Third Parties and Representatives acting on Theravance’s behalf with respect to the Development of the Compounds has complied in all material respects with the laws and regulations of the countries where it operates, including anti-bribery and anti-corruption laws, including, to the extent applicable, the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010,  accounting and record keeping laws, and laws relating to interactions with healthcare professionals or healthcare providers (collectively, “HCPs”) and Government Officials in performing such activities;

7.3.10.   Theravance has policies and procedures setting out rules governing interactions with HCPs and Government Officials and engagement of Third Parties (“Policies”), and its Policies mandate internal controls, including accounting controls, designed to ensure fair and accurate books, records and accounts, and apply worldwide to all its employees, subsidiaries, and Third Parties acting on its behalf;

7.3.11.   Theravance has provided training to its officers, directors, employees and where appropriate, its other Representatives on its Policies;

7.3.12.   Theravance has an assurance program involving regular monitoring and auditing of activities to ensure compliance with its Policies and the adequacy of internal controls, and remediation of identified issues;

7.3.13.   Theravance has not to its knowledge used or employed in any capacity related to the Development of the Compounds any Representative of Theravance or Third Party acting on behalf of Theravance (in each case, as applicable) that has been debarred by any Regulatory Authority or is the subject of debarment proceedings by any Regulatory Authority.

7.3.14.   Theravance has obtained from all inventors listed in the Theravance Patent Rights existing as of the Effective Date agreements assigning to Theravance each such inventor’s entire right, title and interest in and to all such Theravance Patent Rights;

7.3.15.   no Theravance Technology existing as of the Effective Date is subject to any funding agreement with any government or Governmental Authority;

7.3.16.   neither Theravance nor any of its Affiliates are party to or otherwise subject to any agreement or arrangement which limits the ability of Theravance or its Affiliates to grant a license, sublicense or access, or provide access or other rights in, to or under, any Intellectual Property Right or material (including any Patent Right or Know-How), in each case, that would, but for such agreement or arrangement, be included in the rights licensed or assigned to Pfizer under this Agreement;

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

7.3.17.   neither Theravance nor its Affiliates have granted to any Third Party any right, title or interest in or to, or any license under, any Theravance Technology or Theravance Materials to Develop, Manufacture or Commercialize Compounds outside of the Field;

7.3.18.   [*****] to the best of Theravance’s knowledge, the use, Development, Manufacture or Commercialization by Theravance or Pfizer (or their respective Affiliates or Sublicensees) of any Compound for the treatment of a dermatological condition does not and will not infringe any issued patent of any Third Party;

7.3.19.   there is no (a) claim, demand, suit, proceeding, arbitration, inquiry, investigation or other legal action of any nature, civil, criminal, regulatory or otherwise, pending or, to the best knowledge of Theravance, threatened against Theravance or any of its Affiliates or (b) judgment or settlement against or owed by Theravance or any of its Affiliates, in each case in connection with the Theravance Technology, the Theravance Materials, any Compound or any Product or relating to the transactions contemplated by this Agreement;

7.3.20.   Theravance is not, and to Theravance’s knowledge, no Representative of Theravance or Third Party acting on behalf of Theravance (in each case, as applicable) is, debarred by any Regulatory Authority or the subject of debarment proceedings by any Regulatory Authority and, in the course of the discovery or pre-clinical development of any Compound or Product, Theravance has not and, to Theravance’s Knowledge, no Third Party acting on behalf of Theravance (in each case, as applicable) has used any employee or consultant that is debarred by any Regulatory Authority or, to the Theravance’s knowledge, is the subject of debarment proceedings by any Regulatory Authority; and

7.3.21.   as of the Effective Date, Theravance has no knowledge of (a) any prior art or other facts that Theravance believes would result in the invalidity or unenforceability of any issued or pending claims included in the Theravance Patent Rights, (b) any inequitable conduct or fraud on any patent office with respect to any of the Theravance Patent Rights or (c) any Person (other than Persons identified in the applicable patent applications or patents, as inventors of inventions disclosed in the Theravance Patent Rights) who claims to be an inventor of an invention disclosed in the Theravance Patent Rights.

7.4.    Accuracy of Representations and Warranties.  Theravance will promptly notify Pfizer of any lawsuits, claims, administrative actions, regulatory inquiries or investigations, or other proceedings asserted or commenced against Theravance or its Representatives involving in any material way the ability of Theravance to deliver the rights, licenses and sublicenses granted herein.

7.5.    Theravance Covenants. In addition to the covenants made by Theravance elsewhere in this Agreement, Theravance hereby covenants to Pfizer that, from the Effective Date until expiration or termination of this Agreement:

7.5.1.     Theravance will not, and will cause its Affiliates not to (a) license, sell, assign (other than in a connection with a permitted assignment of this Agreement by Theravance pursuant to Section 10.1) or otherwise transfer to any Person (other than Pfizer or its Affiliates or Sublicensees pursuant to the terms of this Agreement) any Theravance Technology or Theravance Materials (or agree to do any of the foregoing) or (b) incur or permit to exist, with respect to any Theravance Technology, any lien, encumbrance, charge, security interest, mortgage, liability, assignment, grant of license or other Binding Obligation that is or would be inconsistent with the licenses and other rights granted (or that may be granted) to Pfizer or its Affiliates under this Agreement;

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

7.5.2.     Theravance will (a) not enter into any Theravance Third Party Agreement that adversely affects the rights granted (or that may be granted) to Pfizer, Pfizer’s Affiliates or Sublicensees hereunder and (b) promptly provide notice to Pfizer if any Theravance Third Party Agreements are amended or terminated following the Effective Date;

7.5.3.     Theravance will not enter into or otherwise allow itself or its Representatives to be subject to any agreement or arrangement for the purpose of excluding any Patent Right that would otherwise be a Theravance Patent Right from the licenses granted to Pfizer under this Agreement;

7.5.4.     [*****]

7.5.5.     Theravance will disclose to Pfizer all material scientific and technical information and all information relating to safety and efficacy in its possession and Control as of the Effective Date with respect to Compounds and Products other than Theravance’s lead topical soft JAK inhibitor, [*****], and Products incorporating such Compound,  within [*****] following the Effective Date.

7.6.    Pfizer Covenants. In addition to the covenants made by Pfizer elsewhere in this Agreement, Pfizer hereby covenants to Theravance that, from the Effective Date until expiration or termination of this Agreement:

7.6.1.     Representatives acting on Pfizer’s behalf in connection with the activities under the Agreement will comply in all material respects with all applicable Law and accepted pharmaceutical industry business practices, including, to the extent applicable, the FD&C Act (21 U.S.C. § 301, et seq.), the Anti-Kickback Statute (42 U.S.C. § 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. § 1320a-7a), the False Claims Act (31 U.S.C. § 3729 et seq.), comparable state statutes, the regulations promulgated under all such statutes, and the regulations issued by the FDA, consistent with the 'Compliance Program Guidance for Pharmaceutical Manufacturers' published by the Office of Inspector General, U.S. Department of Health and Human Services;

7.6.2.     with respect to any Compounds, Products, payments or services provided under this Agreement, Pfizer, its Affiliates, and to its knowledge all Third Parties and Representatives acting on Pfizer’s behalf,  will not take any action directly or indirectly to offer, promise or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official or any other person in order to gain an improper advantage, and has not accepted such payment;

7.6.3.     Pfizer, its Affiliates, and to its knowledge all Third Parties and Representatives acting on Pfizer’s behalf in connection with the activities under this Agreement, will comply in all material respects with the laws and regulations of the countries where it operates, including anti-bribery and anti-corruption laws, including, to the extent applicable, the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010,  accounting and record keeping laws, and laws relating to interactions with healthcare professionals or healthcare providers (collectively, “HCPs”) and Government Officials;

7.6.4.     Pfizer has implemented policies and procedures commensurate with its current risk profile and shall review said policies setting out rules governing interactions with HCPs and Government Officials, engagement of Third Parties, including, where appropriate, due diligence (“Policies”), and its Policies mandate internal controls, including accounting controls, designed to ensure the making and keeping of fair and accurate books, records and accounts, on its operations

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

around the world and apply worldwide to all its employees, subsidiaries, and Third Parties acting on its behalf;

7.6.5.     Pfizer provides training to its officers, directors, employees and where appropriate, its other Representatives on its Policies;

7.6.6.     Pfizer has an assurance program involving regular monitoring and auditing of activities to ensure compliance with its Policies and the adequacy of internal controls, and remediation of identified issues;

7.6.7.     Pfizer has regularly reviewed its Policies as part of its internal processes of improvement, and, from time to time, has benchmarked it against the standards of the industry with the assistance of external counsel; and

7.6.8.     Pfizer shall not use or employ in any capacity related to its activities under this Agreement any Representative of Pfizer or Third Party acting on behalf of Pfizer (in each case, as applicable) that has been debarred by any Regulatory Authority or is the subject of debarment proceedings by any Regulatory Authority and, in the course of the discovery or pre-clinical development of any Compound or Product, Pfizer shall not allow any Third Party acting on behalf of Pfizer (in each case, as applicable) to use any employee or consultant that is debarred by any Regulatory Authority or is the subject of debarment proceedings by any Regulatory Authority.

7.7.    Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will exist or be implied against the Party which drafted such terms and provisions.

7.8.    Disclaimer. THE FOREGOING REPRESENTATIONS AND WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.  FURTHER, EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT AND COMMERCIALIZATION OF THE PRODUCTS WILL BE SUCCESSFUL OR, IF COMMERCIALIZED, WILL ACHIEVE ANY PARTICULAR SALES LEVEL.

8.           GOVERNMENT APPROVALS; TERM AND TERMINATION.

8.1.    Government Approvals. Each of Theravance and Pfizer will cooperate with the other Party to make all registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby.

8.2.    Term. The term of this Agreement (the “Term”) will commence on the Effective Date and extend on a country-by-country basis (in the Territory), unless this Agreement is terminated earlier in accordance with this Article 8, until the last to expire of any Royalty Term for any Product in such country in the Territory. Notwithstanding any provision of this Agreement to the contrary, upon expiration (but not termination) of this Agreement, Pfizer will retain the fully paid-up, perpetual, irrevocable royalty-free license to each Product as set forth in Section 3.4.2.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

8.3.    Termination by Theravance.

8.3.1.     Termination for Cause. Theravance may terminate this Agreement for cause, at any time during the Term, by giving written notice to Pfizer in the event that Pfizer commits a material breach of its obligations under this Agreement and such material breach remains uncured: (a) [*****] for a material breach that is a failure of Pfizer to make an undisputed payment owed to Theravance under this Agreement, and (b) [*****] for all other material breaches, in each case measured from the date written notice of such material breach is given to Pfizer; [*****]. If the alleged material breach relates to non-payment of any amount due under this Agreement, the cure period will be tolled pending resolution of any bona fide dispute between the Parties as to whether such payment is due.

8.3.2.     Termination for Failure to Advance the Program.  If Pfizer has not,  at any time during a period of [*****],  either itself or by an Affiliate, Sublicensee or Third Party,  in [*****] Development and/or Commercialization activities (including related Manufacturing activities) related to any Compounds or Products in the Field in the Territory, and the conduct of such activities was not prevented by events outside of the reasonable control of Pfizer, then such lack of activity will be deemed a material breach of this Agreement, Theravance will have the right to provide written notice to Pfizer for such breach, and the terms of Section 8.3.1 will apply, provided however that notwithstanding the cure periods set forth in Section 8.3.1, the cure period for such breach shall be [*****] from the date of such notice.

8.4.    Termination by Pfizer.

8.4.1.     Termination for Convenience. Upon at least [*****] prior written notice to Theravance, Pfizer may terminate this Agreement in its entirety, without cause, for any or no reason.

8.4.2.     Termination for Cause. Pfizer may terminate this Agreement for cause in its entirety, at any time during the Term, by giving written notice to Theravance in the event that Theravance commits a material breach of its obligations under this Agreement and such material breach remains uncured for [*****], measured from the date written notice of such material breach is given to Theravance; provided, however, that if any breach is not reasonably curable within [*****] and if Theravance is making a bona fide effort to cure such breach, such termination will be delayed for a time period to be agreed by both Parties in order to permit Theravance a reasonable period of time to cure such breach.

8.5.        Termination for Compliance with the Law-related Breach. Either Party may terminate this Agreement pursuant to Section 8.3.1 or Section 8.4.2, respectively, if (i) Theravance materially breaches any of its respective representations and warranties set forth in Section 7.3.7 through 7.3.13, (ii) Pfizer materially breaches any of its covenants set forth in 7.6, or (iii) or if either Party learns that improper payments are being or have been made to Government Officials by the other Party with respect to activities performed in connection with this Agreement;  provided that in each case (i), (ii) or (iii),  such breach or payment has a materially adverse impact on a Product or either Party’s ability to perform its obligations under this Agreement. Further, in the event of such termination, the non-terminating Party shall not be entitled to any further payment, regardless of any activities undertaken or agreements with additional Third Parties entered into prior to termination, and the non-terminating Party shall be liable for damages or remedies as provided by Law. The termination right set forth in this Section 8.5 shall be the sole termination right with respect to breaches of the representations and warranties set forth in Section 7.3.7 through 7.3.13.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

8.6.    Effects of Termination.

8.6.1.     Effect of Termination.

(a)         Termination for Cause by Theravance; Termination for Convenience by Pfizer.  In the event that Theravance terminates this Agreement or Pfizer terminates this Agreement for convenience pursuant to Section 8.4.1, the following will apply [*****]:

(i)          Cessation of Rights and Obligations. Except as otherwise expressly provided herein, all rights and obligations of each Party hereunder will cease (including all rights and licenses and sublicenses granted by either Party to the other Party hereunder). For clarity, Pfizer will not be responsible for any financial obligations under any Additional Third Party Licenses after the effective date of termination.

(ii)         Termination Technology License. Pfizer shall, and hereby does, grant to Theravance, effective as of the effective date of termination of this Agreement, a non-exclusive, perpetual, royalty-free (except as set forth in this Section 8.6.1(a)), freely sublicensable, transferable license under any all Reversion Technology to Develop, Commercialize, Manufacture and otherwise Exploit the Products in the Territory.  In addition, [*****] of the effective date of termination, Pfizer shall provide to Theravance a copy of all Know-How included in the Reversion Technology.

(iii)        Ongoing Clinical Trials. If, at the time of such termination, Pfizer or its Affiliates are conducting any Clinical Trials of a Product, then at Theravance’s request, Pfizer agrees as soon as reasonably practical and without charge to Theravance for [*****] after the effective date of termination, after which Theravance would reimburse Pfizer for its activities [*****],  to (1) provide assistance reasonably requested by Theravance in establishing Theravance or its designee as sponsor of any such ongoing Clinical Trials to Theravance (or its designee), including by transferring INDs (and their equivalents outside the United States) to Theravance or its designee, or (2) at Theravance’s request, terminate any such ongoing Clinical Trial in a manner consistent with optimizing the safety and well-being of study subjects enrolled in such Clinical Trial; provided that, any decision to establish Theravance or its designee as sponsor or to terminate any such Clinical Trial [*****] and provided further that [*****];

(iv)     Regulatory Submissions. Upon Theravance’s written request to the extent delivered to Pfizer on or before the effective date of termination or within [*****] thereafter, Pfizer shall provide Theravance, within [*****] of such notice,  with copies of all regulatory applications, submissions, notifications, material communications and correspondence, registrations, Regulatory Approvals and/or other filings to the extent relating to any Product made to, received from or otherwise conducted with a Regulatory Authority by or on behalf of Pfizer, its Affiliates or Sublicensees hereunder in order to Develop, Manufacture or Commercialize Products (“Transferred Regulatory Materials”). To the extent permissible under Applicable Law and commercially feasible, Pfizer shall transfer ownership to or assign to Theravance and shall provide Theravance with a right of reference with respect to such Transferred Regulatory Materials, as Theravance determines at its reasonable discretion, [*****]. In addition, upon Theravance’s

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

written request, Pfizer shall, [*****], provide to Theravance copies of all material related documentation to the extent relating to any Product and in the form it exists at the time, including material non-clinical, preclinical and clinical data that are held by or reasonably available to Pfizer, its Affiliates or Sublicensees; for clarity, Pfizer shall not be required to generate any new data or form of data in connection with this Section. The Parties shall discuss and establish appropriate arrangements with respect to safety data exchange for the Products.

(v)      Trademarks.  [*****] transfer and assignment from Pfizer, its Affiliates and Sublicensees as applicable,  to Theravance of all Trademarks selected pursuant to Section 4.4.2 and any in-process applications for generic names for any Product, in each case to the extent any such marks and rights exist as of the effective date of termination.

(vi)     Inventory. At Theravance’s election, request and expense, Pfizer shall (i) use its Commercially Reasonable Efforts to, [*****], or other time period that is mutually agreed upon by the Parties, transfer to Theravance or its designee some or all inventory of Products (including all final product, bulk drug substance, intermediates, works-in-process, formulation materials, reference standards, drug product clinical reserve samples, packaged retention samples, and the like) then in Pfizer or its Affiliates’s possession; provided that, Theravance will pay Pfizer at a price equal to [*****] of the price paid by Pfizer to a third party manufacturer for such transferred Products (if Manufactured by such third party manufacturer) or [*****] of Pfizer’s fully burdened manufacturing cost (if Manufactured by Pfizer) and on other commercially reasonable terms and conditions to be agreed by the Parties. In addition, if a manufacturing process for any Product is or has been performed by a contract manufacturing organization, Pfizer will assign (or use its Commercially Reasonable Efforts to procure the assignment) to Theravance the applicable agreements with such contract manufacturing organization to the extent Pfizer is permitted to do so and to the extent relating solely to such Product. Pfizer may propose to supply such Product to Theravance at a mutually agreeable price for such Product, under the terms of a commercially reasonable supply agreement that may be negotiated in good faith by the Parties.

(vii)    Post-Termination Royalty to Pfizer.  [*****]

(b)         Termination for Cause by Pfizer.

(i)       In the event that Pfizer terminates this Agreement pursuant to section 8.4.2, all rights and obligations of each Party hereunder shall cease (including all non-perpetual, revocable rights and licenses granted by either Party to the other Party hereunder), except as otherwise expressly provided herein.

(ii)      In the event that Pfizer has the right, but elects not, to terminate this Agreement pursuant to Section 8.4.2, Pfizer shall notify Theravance promptly and (a) [*****] Pfizer Diligence Obligations with regard to Developing and Commercializing Licensed Products shall be deemed met, [*****] (c) Pfizer’s obligations to pay Development Milestones, Sales Milestones and royalties with respect to Net Sales of such Licensed Products shall be reduced by an amount equal to [*****] such amount to be paid in accordance with and subject to the other terms of this Agreement governing the payment of royalties [*****].

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

8.6.2.     Accrued Rights. Expiration or termination of this Agreement for any reason will be without prejudice to any right which will have accrued to the benefit of either Party prior to such termination, including damages arising from any breach under this Agreement. Expiration or termination of this Agreement will not relieve either Party from any obligation which is expressly indicated to survive such expiration or termination.

8.6.3.     Survival Period. The following sections, together with any sections that expressly survive (including any perpetual licenses and sublicenses granted hereunder), will survive expiration or termination of this Agreement for any reason: Sections 1 (Definitions),  [*****],  3.6.6 (Record Keeping), 3.6.7 (Audits), 3.6.8 (Underpayments/Overpayments), 3.6.9 (Confidentiality), 5.1 (Ownership of Intellectual Property), 6.1 (Confidentiality) (for the period of time set forth therein), 6.2 (Authorized Disclosure), 6.3 (SEC Filings and Other Disclosures), [*****],  8.6 (Effects of Termination), 8.7 (Provision for Insolvency), 9.1 (No Consequential Damages), 9.2 (Indemnification by Pfizer), 9.3 (Indemnification by Theravance), 9.4 (Procedure), 10 (Miscellaneous).

8.7.    Provision for Insolvency.

8.7.1.     Termination Right. Theravance will be deemed a “Debtor” under this Agreement if, at any time during the Term (a) a case is commenced by or against Theravance under the Bankruptcy Code, (b) Theravance files for or is subject to the institution of bankruptcy, reorganization, liquidation or receivership proceedings (other than a case under the Bankruptcy Code), (c) Theravance assigns all or a substantially of its assets for the benefit of creditors, (d) a receiver or custodian is appointed for Theravance’s business or (e) substantially all of Theravance’s business is subject to attachment or similar process; provided, however, that in the case of any involuntary case under the Bankruptcy Code, Theravance will not be deemed a Debtor if the case is dismissed within ninety (90) days after the commencement thereof. If Theravance is deemed a Debtor, then Pfizer may terminate this Agreement by providing written notice to Theravance. If Pfizer terminates this Agreement pursuant this Section 8.7.1, then all licenses granted to Pfizer under this Agreement will terminate as if such termination was a termination for cause pursuant to Section 8.4.2.

8.7.2.     Rights to Intellectual Property. All rights and licenses now or hereafter granted by Theravance to Pfizer under or pursuant to any Section of this Agreement, including Sections 2.1 and Section 2.2 hereof, are rights to “intellectual property” (as defined in the Bankruptcy Code) The licenses granted to Pfizer under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the Bankruptcy Code. The Parties agree that Pfizer shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code in the event of a bankruptcy by Theravance.

8.7.3.     No Limitation of Rights. All rights, powers and remedies of Pfizer provided in this Section 8.7 are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at Law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code involving Theravance.

9.           LIMITATION ON LIABILITY, INDEMNIFICATION AND INSURANCE.

9.1.    [*****]  Except with respect to liability arising from a breach of Section 6, from any willful misconduct or intentionally wrongful act, or to the extent such Party may be required to indemnify

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

the other Party under this Article 9, in no event will either Party or its Representatives be liable under this Agreement for any [*****].

9.2.    Indemnification by Pfizer.

[*****]

9.3.    Indemnification by Theravance.  [*****]

9.4.    Procedure.

9.4.1.     Notice. Each Party will notify the other Party in writing in the event it becomes aware of a claim for which indemnification may be sought hereunder. In the event that any Third Party asserts a claim or other proceeding (including any governmental investigation) with respect to any matter for which a Party (the “Indemnified Party”) is entitled to indemnification hereunder (a “Third Party Claim”), then the Indemnified Party will promptly notify the Party obligated to indemnify the Indemnified Party (the “Indemnifying Party”) thereof; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby.

9.4.2.     Control. Subject to each Party’s right to control any actions described in Section 5.2.7 (even where the other Party is the Indemnifying Party), the Indemnifying Party will have the right, exercisable by notice to the Indemnified Party within ten Business Days after receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Third Party Claim (including the right to settle the claim solely for monetary consideration) with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. The Indemnifying Party will be entitled, at its sole cost and expense, to assume direction and control of such defense, with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. During such time as the Indemnifying Party is controlling the defense of such Third Party Claim, the Indemnified Party will cooperate, and will cause its Affiliates and agents to cooperate upon request of the Indemnifying Party, in the defense or prosecution of the Third Party Claim, including by furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by the Indemnifying Party. In the event that the Indemnifying Party does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Third Party Claim within ten Business Days after notice thereof, the Indemnified Party may (without further notice to the Indemnifying Party) undertake the defense thereof with counsel of its choice and at the Indemnifying Party’s expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense). The Indemnifying Party or the Indemnified Party, as the case may be, will have the right to join in (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, at its own expense, the defense of any Third Party Claim that the other party is defending as provided in this Agreement.

9.4.3.     Settlement. The Indemnifying Party will not, without the prior written consent of the Indemnified Party, enter into any compromise or settlement that commits the Indemnified Party to take, or to forbear to take, any action. The Indemnified Party will have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief to be provided solely by the Indemnified Party, but will not have the right to settle such Third Party Claim to the extent such Third Party

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

Claim involves monetary damages without the prior written consent of the Indemnifying Party. Each of the Indemnifying Party and the Indemnified Party will not make any admission of liability in respect of any Third Party Claim without the prior written consent of the other party, and the Indemnified Party will use reasonable efforts to mitigate Liabilities arising from such Third Party Claim.

9.5.    Insurance.  Each Party further agrees to obtain and maintain, during the Term, commercial general liability insurance, including products liability insurance (or clinical trials insurance, if applicable), with minimum “A-” A.M. Best rated insurance carriers to cover its indemnification obligations under Section 9.2 or Section 9.3, as applicable, in each case with limits of not less than [*****] per occurrence and in the aggregate. All deductibles and retentions will be the responsibility of the named insured.  Products liability coverage shall be maintained for three years following termination of this Agreement. To the extent of its culpability or negligence, all coverages of a Party will be primary and non-contributing with any similar insurance, carried by the other Party.  Notwithstanding any provision of this Section 9.5 to the contrary, Pfizer may meet its obligations under this Section 9.5 through self-insurance. Neither Party’s insurance will be construed to create a limit of liability with respect to its indemnification obligations under this Article 9.

10.         MISCELLANEOUS.

10.1.  Assignment. Neither this Agreement nor any interest hereunder will be assignable by a Party without the prior written consent of the other Party, except as follows: (a) subject to the provisions of Section 10.2, as applicable, a Party may assign its rights and obligations under this Agreement by way of sale of itself or the sale of the portion of its business to which this Agreement relates, through merger, sale of assets and/or sale of stock or ownership interest, provided that the assignee will expressly agree to be bound by such Party’s obligations under this Agreement and that such sale is not primarily for the benefit of its creditors, (b) such Party may assign its rights and obligations under this Agreement to any of its Affiliates, provided that the assignee will expressly agree to be bound by such Party’s obligations under this Agreement and that such Party will remain liable for all of its rights and obligations under this Agreement, and (c) Theravance may assign any or all of its rights to receive payment(s) under this Agreement, provided that [*****]. In addition, Pfizer may assign its rights and obligations under this Agreement to a Third Party where Pfizer or its Affiliate is required, or makes a good faith determination based on advice of counsel, to divest a Product in order to comply with Law or the order of any Governmental Authority as a result of a merger or acquisition, provided that the assignee will expressly agree to be bound by Pfizer’s obligations under this Agreement, and provided further that, if such Third Party is a Competing Company then such assignment may occur only with the consent of Theravance, not to be unreasonably withheld. Each Party will promptly notify the other Party of any assignment or transfer under the provisions of this Section 10.1. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 10.1 will be void. For purposes of this Section 10.1,  “Competing Company”  means a Person that, as measured at the time of a Change of Control, is Developing a competing product in Clinical Trials, in animal studies or other in-vivo Development activities or Commercializing a competing product.

10.2.  Change of Control of Theravance.  Theravance will notify Pfizer in writing [*****] following the entering into of a definitive agreement with respect to a Change of Control of Theravance.

10.3.  Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

will be continued so long as the condition constituting force majeure continues and the nonperforming Party takes Commercially Reasonable Efforts to remove the condition. For purposes of this Agreement, “force majeure” will include conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with any regulation, Law or order of any government, war, act of terror, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by earthquake, storm or like catastrophe.

10.4.  Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”, (c) the word “will” will be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Exhibits or Schedules will be construed to refer to Sections, Exhibits or Schedules of this Agreement, and references to this Agreement include all Exhibits and Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail (except where explicitly otherwise stated) and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

10.5.  Notices. Any notice or notification required or permitted to be provided pursuant to the terms and conditions of this Agreement (including any notice of force majeure, breach, termination, change of address, etc.) will be in writing and will be deemed given upon receipt if delivered personally or by facsimile transmission (receipt verified), five days after deposited in the mail if mailed by registered or certified mail (return receipt requested) postage prepaid, or on the next Business Day if sent by overnight delivery using a nationally recognized express courier service and specifying next Business Day delivery (receipt verified), to the Parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a Party as will be specified by like notice, provided, however, that notices of a change of address will be effective only upon receipt thereof):

All correspondence to Pfizer will be addressed as follows:

Pfizer Inc.

Notices:  WRD Business Development

235 East 42nd Street

New York, NY  10017

Attn.:  WRDBD Contract Notice

with a copy to:

Pfizer Inc.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

Notices:  Pfizer Legal Division

235 East 42nd Street

New York, NY  10017

Attn.:  Chief Counsel, R&D

To help expedite Pfizer’s awareness and response, copies of notices may be provided to Pfizer by email but must be supplemented by one of the following methods: (a) personal delivery, (b) first class certified mail with return receipt requested, or (c) next-day delivery by major international courier, with confirmation of delivery. Electronic copies may be sent via email to [*****].

All correspondence to Theravance will be addressed as follows:

Theravance Biopharma Ireland Limited
Connaught House
1 Burlington Road
Dublin 4
D04 C5Y6
Ireland

Attn: President

with a copy to:

Theravance Biopharma US, Inc.
901 Gateway Blvd.
South San Francisco, CA 94080

Attn: General Counsel

10.6.  Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

10.7.  Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of the Parties of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

10.8.  Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause of portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable Law.

10.9.  Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

10.10.             Global Trade Control Laws. The Parties acknowledge that certain activities covered by or performed under this Agreement may be subject to laws, regulations or orders regarding economic sanctions, import controls or export controls (“Global Trade Control Laws”). Each of the Parties will perform all activities under this Agreement in compliance with all applicable Global Trade Control Laws. Furthermore, with respect to the activities performed under this Agreement, each of the Parties represents, warrants and covenants that:

10.10.1. Each Party will not, for activities under this Agreement, (i) engage in any such activities in a Restricted Market; (ii) involve individuals ordinarily resident in a Restricted Market; or (iii) include companies, organizations, or Governmental Entities from or located in a Restricted Market. “Restricted Market” for purposes of this Agreement means the Crimean Peninsula, Cuba, the Donbass Region, Iran, North Korea, Sudan, and Syria, or any other country or region sanctioned by the United States or European Union.

10.10.2. Each Party represents and warrants that it is not a Restricted Party and is not owned or controlled by a Restricted Party. With respect to activities performed under this Agreement, neither Party will engage or delegate to any Restricted Parties for any activities under this Agreement. Each Party will screen all relevant Third Parties involved by such Party in the activities under this Agreement under the relevant Restricted Party Lists. “Restricted Parties” for purposes of this Agreement means any individual or entity on any of the following “Restricted Party Lists”: the list of sanctioned entities maintained by the United Nations; the Specially Designated Nationals List and the Sectoral Sanctions Identifications List of the U.S. Treasury Department’s Office of Foreign Assets Control; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List of the U.S. Department of Commerce; entities subject to restrictive measures and the Consolidated List of Persons, Groups and Entities Subject to E.U. Financial Sanctions, as implemented by the E.U. Common Foreign & Security Policy; the List of Excluded Individuals / Entities published by the U.S. Health and Human Services’ Office of Inspector General; any lists of prohibited or debarred parties established under the U.S. Federal Food Drug and Cosmetic Act; the list of parties suspended or debarred from contracting with the U.S. government; and similar lists of restricted parties maintained by the Governmental Authorities of the countries that have jurisdiction over the activities conducted under this Agreement.

10.10.3. Neither Party will knowingly transfer to the other Party any goods, software, technology or services that are (i) controlled under the U.S. International Traffic in Arms Regulations or at a level other than EAR99 under the U.S. Export Administration Regulations; or (ii) specifically identified as an E.U. Dual Use Item or on an applicable export control list of another country.

10.11.             Dispute Resolution. If any dispute or disagreement arises between Pfizer and Theravance in respect of this Agreement, they will follow the following procedures in an attempt to resolve the dispute or disagreement:

10.11.1. The Party claiming that such a dispute exists will give notice in writing (“Notice of Dispute”) to the other Party of the nature of the dispute.

10.11.2. Within [*****] of receipt of a Notice of Dispute and in advance of any meeting pursuant to Section 10.11.3, the receiving Party will provide a written response to the other Party’s claims regarding the dispute.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

10.11.3. Within [*****] of receipt of a Notice of Dispute, the Vice President, Inflammation & Immunology, of Pfizer and the Chief Executive Officer of Theravance will meet at a mutually agreed-upon time and location for the purpose of resolving such dispute.

Notwithstanding any provision of this Agreement to the contrary, either Party may immediately initiate litigation in any court of competent jurisdiction seeking any remedy in equity, including the issuance of a preliminary, temporary or permanent injunction, to preserve or enforce its rights under this Agreement, provided that neither Party may initiate litigation in any court of competent jurisdiction seeking any remedy at law without first complying with the dispute resolution process set forth in this Section 10.11. The provisions of this Section 10.11 will survive for five years from the date of termination or expiration of this Agreement.

10.12.             Governing Law. This Agreement is governed by, and all disputes arising under or in connection with this Agreement shall be resolved in accordance with, laws of the State of New York, without regard to conflict of law principles thereof.

10.13.             Consent to Jurisdiction and Venue. Each Party to this Agreement hereby (a) irrevocably submits to the exclusive jurisdiction and venue of the state courts of the State of New York or the United States District Court for the Southern District of New York (collectively, the “Courts”), for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof or such award (other than appeals therefrom), (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of such Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Courts do not have any jurisdiction over such Party. In any such action, the courts of New York shall have exclusive jurisdiction over any action brought to enforce this Agreement, and each of the Parties hereto irrevocably: (a) submits to such exclusive jurisdiction for such purpose; (b) waives any objection which it may have at any time to the laying of venue of any proceedings brought in such courts; (c) waives any claim that such proceedings have been brought in an inconvenient forum; and (d) further waives the right to object with respect to such proceedings that any such court does not have jurisdiction over such Party.

10.14.             Entire Agreement. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof, including that certain Confidential Disclosure Agreement between Theravance Biopharma US, Inc. and Pfizer dated [*****], that certain Confidential Disclosure Agreement between Theravance Biopharma US, Inc. and Pfizer dated [*****] (the “Confidential Disclosure Agreements”), which are hereby terminated effective as of the Effective Date, and that certain Confidential Disclosure Agreement between Theravance Biopharma US, Inc., Pfizer and [*****] Dated [*****],  provided that the Confidential Disclosure Agreements will continue to govern the treatment of Confidential Information disclosed by the Parties prior to the Effective Date in accordance with its terms.

10.15.             Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

10.16.             Counterparts; Electronic Signatures. This Agreement may be executed in two (2) counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by facsimile or digital (e.g., PDF) file, each of which will be binding when received by the applicable Party.  The Parties acknowledge and agree that the exchange of electronic signatures will have the same legal validity as the Parties’ signatures would have if signed in hard copy form.

10.17.             No Third Party Rights or Obligations. Except as expressly set forth herein, no provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party to this Agreement. However, Pfizer may decide, in its sole discretion, to use one or more of its Affiliates to perform its obligations and duties hereunder, provided that Pfizer will remain liable hereunder for the performance by any such Affiliates of any such obligations.

10.18.             No Jury Trial. THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO TRIAL BY JURY.

(Signature page follows.)

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

LICENSE AGREEMENT

CONFIDENTIAL

IN WITNESS WHEREOF, authorized representatives of the Parties have duly executed this Agreement as of the Effective Date to be effective as of the Effective Date.

PFIZER INC.	THERAVANCE BIOPHARMA IRELAND LIMITED

By	By

Name:	Name:

Title:	Title:

[Signature Page to License Agreement]

Exhibit A

PFIZER ANTI-BRIBERY AND ANTI-CORRUPTION PRINCIPLES

Pfizer has a longstanding corporate policy that prohibits colleagues or anyone acting on our behalf from providing any payment or benefit to any person or entity in order to improperly influence a government official or to gain an unfair business advantage. Pfizer is committed to performing with integrity, and acting ethically and legally in accordance with all applicable laws and regulations, including, but not limited to, anti-bribery and anti-corruption laws. We expect the same commitment from the consultants, agents, representatives or other companies and individuals acting on our behalf (“Business Associates”), as well as those acting on behalf of Business Associates, in connection with work for Pfizer.

Bribery of Government Officials

Most countries have laws that forbid making, offering or promising any payment or anything of value (directly or indirectly) to a government official when the payment is intended to influence an official act or decision to award or retain business. Under Pfizer’s policies, “government official” is broadly interpreted and includes: (i) any elected or appointed government official (e.g., a member of a ministry of health); (ii) any employee or person acting for or on behalf of a government official, agency, or enterprise performing a governmental function; (iii) any political party, candidate for public office, officer, employee, or person acting for or on behalf of a political party or candidate for public office; or (iv) an employee or person acting for or on behalf of a public international organization (e.g., the United Nations). “Government” is meant to include all levels and subdivisions of governments (i.e., local, regional, or national and administrative, legislative, or executive). Because this definition of “government official” is so broad, it is likely that Business Associates will interact with a government official in the ordinary course of their business on behalf of Pfizer. For example, doctors employed by government-owned hospitals would be considered “government officials” under Pfizer’s policies.

The Foreign Corrupt Practices Act of 1977 (the “FCPA”) prohibits making, promising, or authorizing the making of a payment or providing anything of value to a non-U.S. government official to improperly or corruptly induce that official to make any governmental act or decision to assist a company in obtaining or retaining business, or to otherwise obtain an improper advantage. The FCPA also prohibits a company or person from using another company or individual to engage in any of the foregoing activities. As a U.S. company, Pfizer must comply with the FCPA and could be held liable as a result of acts committed anywhere in the world by a Business Associate.

Anti-Bribery and Anti-Corruption Principles Governing Interactions with Governments and Government Officials

In conducting Pfizer-related activities, Business Associates must communicate and abide by the following principles with regard to their interactions with governments and government officials:

•     Business Associates, and those acting on their behalf in connection with work for Pfizer, may not directly or indirectly make, promise, or authorize the making of a corrupt payment or provide anything of value to any government official to induce that government official to make any governmental act or decision to help Pfizer obtain or retain business. Business Associates, and those acting on their behalf in connection with work for Pfizer, may never make a payment to or offer a government official any item or benefit, regardless of value, as an improper inducement for such government official to approve, reimburse, prescribe, or purchase a Pfizer product, to influence the outcome of a clinical trial, or otherwise improperly to benefit Pfizer’s business activities.

•     Business Associates, and those acting on their behalf in connection with work for Pfizer, need to understand whether local laws, regulations, or operating procedures (including requirements imposed by government entities such as government-owned hospitals or research institutions) impose any limits, restrictions, or disclosure requirements on compensation, financial support, donations, or gifts that may be provided to government officials. Business Associates, and those acting on their behalf in connection with work for Pfizer, must take into account and comply with any applicable restrictions in conducting their Pfizer-related activities. If a Business Associate is uncertain as to the meaning or applicability of any identified limits, restrictions, or disclosure requirements with respect to interactions with government officials, that Business Associate should consult with his or her primary Pfizer contact before undertaking their activities.

•     Business Associates, and those acting on their behalf in connection with work for Pfizer, are not permitted to offer facilitation payments. A “facilitation payment” is a nominal, unofficial payment to a government official for the purpose of securing or expediting the performance of a routine, non-discretionary governmental action. Examples of facilitation payments include payments to expedite the processing of licenses, permits or visas for which all paperwork is in order.  In the event that a Business Associate, or someone acting on their behalf in connection with work for Pfizer, receives or becomes aware of a request or demand for a facilitation payment or bribe in connection with work for Pfizer, the Business Associate shall report such request or demand promptly to his or her primary Pfizer contact before taking any further action.

Commercial Bribery

Bribery and corruption can also occur in non-government, business to business relationships.  Most countries have laws which prohibit offering, promising, giving, requesting, receiving, accepting, or agreeing to accept money or anything of value in exchange for an improper business advantage. Examples of prohibited conduct could include, but are not limited to, the provision of inappropriate gifts or hospitality, kickbacks, or investment opportunities offered to improperly induce the purchase of goods or services. Pfizer colleagues are not permitted to offer, give, solicit or accept bribes, and we expect our Business Associates, and those acting on their behalf in connection with work for Pfizer, to abide by the same principles.

Anti-Bribery and Anti-Corruption Principles Governing Interactions with Private Parties and Pfizer Colleagues

In conducting Pfizer-related activities, Business Associates must communicate and abide by the following principles with regard to their interactions with private parties and Pfizer colleagues:

Business Associates, and those acting on their behalf in connection with work for Pfizer, may not directly or indirectly make, promise, or authorize the making of a corrupt payment or provide anything of value to any person to induce that person to provide an unlawful business advantage for Pfizer.

Business Associates, and those acting on their behalf in connection with work for Pfizer, may not directly or indirectly, solicit, agree to accept, or receive a payment or anything of value as an improper inducement in connection with their business activities performed for Pfizer.

Pfizer colleagues are not permitted to receive gifts, services, perks, entertainment, or other items of more than token or nominal monetary value from Business Associates, and those acting on their behalf in connection with work for Pfizer. Moreover, gifts of nominal value are only permitted if they are received on an infrequent basis and only at appropriate occasions.

Reporting Suspected or Actual Violations

In conducting Pfizer-related activities, Business Associates, and those acting on behalf in connection with work for Pfizer, are expected to raise concerns related to potential violations of these International Anti-Bribery and Anti-Corruption Principles or the law. Such reports can be made to a Business Associate’s primary point of contact at Pfizer, or if an Associate prefers, to Pfizer’s Compliance Group, by e-mail at corporate.compliance@pfizer.com or by phone at 1-212-733-3026.

Schedule 1.14

Compounds

[*****]

[End of Schedule 1.14]

1

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not materia l and would likely cause competitive harm to the Registrant if publicly disclosed.

Schedule 3.4.1

Marginal Royalty Rate Calculation Example

By way of example only, if Net Sales by Pfizer, its Affiliates or its Sublicensees in the Territory during a Pfizer Year are $3.2 billion, then the royalties payable by Pfizer under Section 3.4.1 during such Pfizer Year would be calculated as follows:

Royalty payable for applicable Pfizer Year

[*****]

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

Schedule 2.6

Technology Transfer

[*****]

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

Schedule 6.4.1

Theravance Press Release

[attached]

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

Theravance Biopharma and Pfizer Inc. Enter Global License Agreement for Skin-Targeted, Locally-Acting Pan-Janus Kinase (JAK) Inhibitor Program

Topically-Applied, Skin-Selective Pan-JAK Inhibitors Specifically Designed to Target Pro-Inflammatory Pathways with Minimal Systemic Exposure

DUBLIN, IRELAND AND NEW YORK – December 23, 2019 – Theravance Biopharma Ireland Limited, a subsidiary of Theravance Biopharma, Inc. (NASDAQ: TBPH) (“Theravance Biopharma”) and Pfizer Inc. (NYSE: PFE) (“Pfizer”) today announced that the companies have entered into a global license agreement for Theravance Biopharma’s preclinical program for skin-targeted, locally-acting pan-Janus kinase (JAK) inhibitors that can be rapidly metabolized. The compounds in this program target validated pro-inflammatory pathways and are specifically designed to possess skin-selective activity with minimal systemic exposure.

Under the terms of the agreement, Theravance Biopharma will receive an upfront cash payment of $10 million and will be eligible to receive up to an additional $240 million in development and sales milestone payments from Pfizer. In addition, Theravance Biopharma will be eligible to receive royalties on worldwide net sales of any potential products emerging from the program.

“We believe that this global agreement with Pfizer provides further validation of our unique expertise in the discovery and development of innovative, organ-selective JAK inhibitors. As a clear global leader in the field of JAK inhibition, Pfizer is ideally positioned to advance this program and unlock its therapeutic potential,” said Rick E Winningham, chief executive officer of Theravance Biopharma.

“Theravance Biopharma’s skin-targeted JAK inhibitor program will nicely complement Pfizer’s portfolio of preclinical and clinical-stage molecules, which have unique selectivity profiles and are matched to conditions in which we believe they have the greatest potential to address unmet need,” said Michael Vincent, chief scientific officer, Inflammation & Immunology, Pfizer. “Topical JAK inhibitors that can be rapidly metabolized have potential to reach more patients with mild-to-moderate skin conditions, for whom treatment is currently limited.”

About Organ-Selective Pan-Janus (JAK) Kinase Inhibition

JAK inhibitors function by inhibiting the activity of one or more of the Janus kinase family of enzymes (JAK1, JAK2, JAK3, TYK2) that play a key role in cytokine signaling. Inhibiting these JAK enzymes interferes with the JAK/STAT signaling pathway and, in turn, modulates the activity of a wide range of pro-inflammatory cytokines. JAK inhibitors are currently approved for the treatment of a range of inflammatory diseases including rheumatoid arthritis, psoriatic arthritis, myelofibrosis, and ulcerative colitis.

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

About Theravance Biopharma

Theravance Biopharma, Inc. (“Theravance Biopharma”) is a diversified biopharmaceutical company primarily focused on the discovery, development and commercialization of organ-selective medicines. Our purpose is to create transformational medicines to improve the lives of patients suffering from serious illnesses. Our research is focused in the areas of inflammation and immunology.

In pursuit of our purpose, we apply insights and innovation at each stage of our business and utilize our internal capabilities and those of partners around the world. We apply organ-selective expertise to biologically compelling targets to discover and develop medicines designed to treat underserved localized diseases and to limit systemic exposure, in order to maximize patient benefit and minimize risk. These efforts leverage years of experience in developing lung-selective medicines to treat respiratory disease, including FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). Our pipeline of internally discovered programs is targeted to address significant patient needs.

We have an economic interest in potential future payments from Glaxo Group Limited or one of its affiliates (GSK) pursuant to its agreements with Innoviva, Inc. relating to certain programs, including TRELEGY ELLIPTA.

For more information, please visit www.theravance.com.

THERAVANCE® and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies. YUPELRI® is a United States registered trademark of Mylan Specialty L.P. Trademarks, trade names or service marks of other companies appearing on this press release are the property of their respective owners.

This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events. Theravance Biopharma intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: the Company’s strategies, plans and objectives, the Company’s regulatory strategies and timing of clinical studies (including the data therefrom), the potential characteristics, benefits and mechanisms of action of the Company’s product and product candidates, the potential that the Company’s research programs will progress product candidates into the clinic, the Company’s expectations for product candidates through development, potential regulatory approval and commercialization (including their differentiation from other products or potential products), product sales or profit share revenue and the Company’s expectations for its 2019 operating loss, excluding share-based compensation. These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of the press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: potential future disagreements with

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

Innoviva, Inc. and TRC LLC, the uncertainty of arbitration and litigation and the possibility that an arbitration award or litigation result could be adverse to the Company, delays or difficulties in commencing, enrolling or completing clinical studies, the potential that results from clinical or non-clinical studies indicate the Company’s compounds or product candidates are unsafe or ineffective, risks that product candidates do not obtain approval from regulatory authorities, the feasibility of undertaking future clinical trials for our product candidates based on policies and feedback from regulatory authorities, dependence on third parties to conduct clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, risks of collaborating with or relying on third parties to discover, develop, manufacture and commercialize products, and risks associated with establishing and maintaining sales, marketing and distribution capabilities with appropriate technical expertise and supporting infrastructure. Other risks affecting Theravance Biopharma are described under the heading "Risk Factors" contained in Theravance Biopharma’s Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 8, 2019 and Theravance Biopharma’s other filings with the SEC. In addition to the risks described above and in Theravance Biopharma's filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma's results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Pfizer Inc.: Breakthroughs that Change Patients’ Lives

At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products, including innovative medicines and vaccines. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world's premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 150 years, we have worked to make a difference for all who rely on us. We routinely post information that may be important to investors on our website at www.pfizer.com. In addition, to learn more, please visit us on www.pfizer.com and follow us on Twitter at @Pfizer and @Pfizer_News, LinkedIn, YouTube and like us on Facebook at Facebook.com/Pfizer.

PFIZER DISCLOSURE NOTICE: The information contained in this release is as of December 23, 2019. Pfizer assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information about a global license agreement between Pfizer and Theravance Biopharma, and Theravance Biopharma’s program for skin-targeted, locally-acting pan-Janus kinase (JAK) inhibitors that can be rapidly metabolized, including its potential benefits, that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

completion dates for our clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from our clinical studies; whether and when drug applications may be filed in any jurisdictions for any of the product candidates with Theravance Biopharma’s JAK inhibitors; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product's benefits outweigh its known risks and determination of the product's efficacy and, if approved, whether any of the product candidates with Theravance Biopharma’s JAK inhibitors will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any of the product candidates with Theravance Biopharma’s JAK inhibitors; and competitive developments.

A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results”, as well as in its subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and www.pfizer.com.

Contact Information:

Theravance Biopharma

Jessica Stitt

650-808-4045

investor.relations@theravance.com

Vida Strategic Partners (Theravance Biopharma media)

Tim Brons

646-319-8981

tbrons@vidasp.com

Pfizer Media Relations:

Patricia Kelly

212-733-3810

patricia.kelly@pfizer.com

Pfizer Investor Relations:

Chuck Triano

212-733-3901

charles.e.triano@pfizer.com

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

Schedule 7.3.3

Theravance Patent Rights Existing as of the Effective Date

[*****]

[End of Schedule 7.3.3]

[*****] Certain identified information denoted with an asterisk have been omitted from this exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.